STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is entered into as of the 9th day of June, 1999 between Titan Technologies and Information Systems Corporation, a Delaware corporation ("Buyer"), a wholly-owned subsidiary of The Titan Corporation ("Parent"), System Resources Corporation, a Delaware corporation ("SRC"), and the Stockholders of SRC (each a "Stockholder," collectively the "Stockholders") identified on Exhibit A hereto (the "Schedule of Stockholders").

                                    Recitals

         A. The Stockholders own a total of 7,150,000 shares of Common Stock of SRC, in the amounts indicated on the Schedule of Stockholders, which constitute all of the outstanding capital stock of SRC (the "Shares").

         B. Buyer wishes to acquire from the Stockholders, and the Stockholders wish to sell to Buyer, all of the Shares upon the terms and subject to the conditions contained in this Agreement.

         C. This Agreement has been approved by the Boards of Directors of SRC, Parent and Buyer.

         D. Buyer and the Stockholders desire that Buyer and the Stockholders make a joint election under Sections 338(a) and 338(h)(10) of the Internal Revenue Code (and a comparable election under state or local Law) with respect to the purchase and sale of the Shares by Buyer.

                                    Agreement

         Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, in consideration of the payments to be made to the Stockholders by Buyer pursuant to Section 2 below, at the Closing, each of the Stockholders hereby sells, assigns, conveys and transfers to Buyer, and Buyer hereby purchases from each of the Stockholders, all right, title and interest in and to the Shares held by the Stockholders free and clear of any liens or other Encumbrances.

     2. Purchase Price.

         2.1 Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") shall be $35,000,000, subject to adjustment as provided in
Section 2.3(a), payable at the Closing as follows:

                  (a)  $33,000,000   (less  a  $500,000   holdback)  payable  in
immediately available funds; and

                  (b) Promissory notes by Buyer in the aggregate principal amount of $2,000,000 (the "Notes"), substantially in the form attached hereto as Exhibit B and subject to adjustment as more fully described below in Section
2.3(b), as guaranteed by Parent by a guarantee (the "Guarantee") in substantially the form attached hereto as Exhibit C. The Notes shall bear interest at the rate of seven percent (7%) per annum. The Notes shall mature and shall be fully due and payable (subject to offset as expressly provided in this Agreement) on the first anniversary of this Agreement. SRC shall deduct from any principal and interest payment made on the Notes, the corporate level Taxes payable by SRC with respect to the Notes resulting from the Election or the closing of the purchase and sale of the Shares. The amount of the Tax shall be determined by SRC after consultation with its tax consultant, Arthur Andersen llp.

         2.2 Allocation of Purchase Price. At the Closing, Buyer shall pay each Stockholder an amount in cash equal to the product of (i) the Stockholder's Applicable Fraction multiplied (ii) by $32,500,000 (or such greater or lesser amount as Buyer delivers at the Closing as set forth in Section 2.3(a) hereof) and shall deliver to each Stockholder a Note in the principal amount equal to the product of (x) the Stockholder's Applicable Fraction and (y) $2,000,000. A Stockholder's "Applicable Fraction" shall be the fraction (i) having a numerator equal to the number of Shares held by such Stockholder on the Closing Date as set forth on the Schedule of Stockholders, and (ii) having a denominator equal to the total number of Shares held by all of the Stockholders on the Closing Date as set forth on the Schedule of Stockholders.

         2.3 Adjustments to Purchase Price.

                  (a) The Purchase Price payable pursuant to Section 2.1(a) shall be increased by the Excess Working Capital, or reduced by the amount of the Deficient Working Capital, if any, as of the Closing Date as determined from the Unaudited Interim Balance Sheet.

                  (b)  Following  completion  of the  audit in  accordance  with
Section 2.3(d), the principal amount of the Notes shall be adjusted based upon any adjustments to the calculation of Excess Working Capital or Deficient Working Capital, if any, made pursuant to Section 2.3(d). If the principal amount of the Notes is adjusted, then the interest accruals shall also be adjusted so that interest accrues on the adjusted principal amount of the Notes from the Closing Date. The Stockholders' shall exchange the original Notes for new Notes reflecting any adjustments to principal.

                  (c) For purposes of this Section 2.3, the following terms mean as follows:

                          (i)   "Accounts    Payable,    Accrued   and   Current
Liabilities" means, as of the Unaudited Interim Balance Sheet Date, accounts payable and other liabilities currently payable, including state income taxes, that were incurred by SRC in the normal course of business (but excluding Other Accrued Liabilities and any accrued deferred compensation liability provided that there is sufficient restricted cash or marketable securities (valued at current fair market value) in the System Resources Corporation Management Deferred Compensation Trust ("Deferred Compensation Trust") at the Closing to fund all of such deferred compensation liability).

                          (ii)  "Below  Normal   Accounts   Payable"  means  the
aggregate amount by which (1) the amount determined by multiplying (A) 0.123288 by (B) SRC's gross revenues as computed in accordance with GAAP consistently applied for the four quarters ending on March 26, 1999 exceeds (2) the total Accounts Payable, Accrued and Current Liabilities.

                          (iii) "BIG Tax Benefit"  means the benefit  derived by
the Stockholders from the deduction of up to $630,000 in built in gains tax pursuant to Section 1366(f)(2) of the Internal Revenue Code resulting from the Election (as defined in Section 8.2 hereof) (determined using the highest federal and applicable capital gains rates).

                          (iv)  "Deficient  Working  Capital" means any negative
Working Capital.

                          (v)  "Excess  Accounts  Payable"  means the  aggregate
amount by which (1) the total Accounts Payable, Accrued and Current Liabilities exceeds (2) the amount determined by multiplying (A) 0.123288 by (B) SRC's gross revenues as computed in accordance with GAAP consistently applied for the four quarters ending on March 26, 1999.

                          (vi)  "Excess  Working   Capital"  means  any  Working
Capital in excess of zero.

                          (vii) "Excess  Accounts  Receivable"  means, as of the
Unaudited Interim Balance Sheet Date (as shown on the Unaudited Interim Balance Sheet for purposes of Section 2.3(a) and as shown on the Audited Balance Sheet for purposes of Section 2.3(b)) the sum of (1) all billed accounts receivable that are aged between 91 to 720 days from the date originally billed and (2) all amounts accrued for work performed but not yet billed under contracts (unbilled), including the total of any fee retainages on completed contracts and any unbilled rate variances for completed contracts that SRC has not aggressively billed or collected due to SRC's status as a S corporation; provided that all such amounts under this item (vii)(2) are billed and collectible within 270 days of the Closing. Each of the Excess Accounts Receivable that SRC believes are Excess Accounts Receivable as so defined are listed on Schedule 2.3(c)(vii).

                          (viii) "Old  Excess  Accounts  Receivable"  shall mean
SRC's accounts receivable, all of which are set forth on Schedule 2.3(c)(viii) listed on the Unaudited Interim Balance Sheet that are aged more than 720 days from the date of billing and unbilled fee retainages and rate variances for completed contracts by SRC that are not immediately billable and collectible.

                          (ix) "Other Accrued Liabilities" means any liabilities
incurred outside the normal course of business, including bonuses of any kind accrued, committed or promised, attorneys fees, accounting fees, financial advisor fees and other transaction related costs, including filing fees payable by SRC under Section 10.2 (which SRC shall accrue in full prior to Closing), any taxes other than the up to $630,000 in federal Built-In Gain taxes under Section 1374 of the Internal Revenue Code resulting from the Election or the closing of the purchase and sale of the Shares that is not paid immediately prior to the Closing in accordance with Section 3.2(j) (which SRC shall accrue in full prior to Closing), and all additional contributions, costs, liabilities, penalties and expenses, including attorneys' fees, accounting fees and other professional fees necessary to bring SRC's 401(k) Plan into compliance with ERISA and other applicable law and plan documents accrued by the SRC prior to Closing (based upon the advice of Ernst & Young llp, after consulting with Arthur Andersen llp about the basis for and adequacy of the accrual). Other Accrued Liabilities does not include Accounts Payable, Accrued and Current Liabilities or any indebtedness.

                          (x)  "Unaudited   Interim  Balance  Sheet"  means  the
balance sheet of SRC as of the Closing Date as delivered at Closing by SRC.

                          (xi) "Unaudited  Interim Balance Sheet Date" means the
Closing Date.

                          (xii) "Working Capital means as of the Interim Balance
Sheet Date (as shown on the  Unaudited  Interim  Balance  Sheet for  purposes of
Section 2.3(a) and as shown on the Audited Balance Sheet (as defined below) for purposes of Section 2.3(b)), the difference between:

                                (1) the sum of (A) SRC's  unrestricted  cash and
cash equivalents, (B) the current fair market value of all marketable securities held by SRC for investment or sale, (C) the total of Excess Accounts Receivable and (D) the total of any Below Normal Accounts Payable; and

                                (2)  the  sum  of  (A)  SRC's  Excess   Accounts
Payable, (B) all indebtedness not included in current liabilities, including notes payable and debt to related parties, (C) all Other Accrued Liabilities and
(D) the BIG Tax Benefit.

                  (d) Within 60 days following the Closing, Arthur Andersen llp shall audit the Unaudited Interim Balance Sheet for conformity to generally accepted accounting principles, consistently applied ("GAAP") and issue a report thereon. In performing the audit Arthur Andersen llp will not recommend any changes to any method of accounting or accounting practice, such as depreciation methods, used by SRC in preparing the Unaudited Interim Balance Sheet so long as such methods and practices are in accordance with GAAP, consistently applied. Any adjustment to the Unaudited Interim Balance Sheet proposed by Arthur Andersen llp shall be subject to review by SRC's auditors, Ernst & Young llp. If the opinions of Arthur Andersen llp and Ernst & Young llp differ as to the necessity of the adjustment, a third auditing firm mutually agreeable to the parties shall be selected to review the disputed adjustments. The decision of the third independent auditing firm regarding any such adjustment shall be binding on the parties. The final audited Interim Balance Sheet is referred to as the "Audited Balance Sheet." The final determination of the amounts payable under the Notes shall be based on the final determination of Excess Working Capital, Deficient Working Capital and each component in the calculation of such amounts shall be made using the Audited Balance Sheet; provided that no adjustment will be made to the Notes unless the aggregate effect of the audit adjustment on the Working Capital calculation exceeds $250,000.

         2.4 Offsets to Notes. If any billed accounts receivable from 91 to 720 days included in the calculation of Excess Accounts Receivable are not collected prior to the date of maturity of the Notes or if any unbilled fee retainages and rate variances included in the calculation of Excess Accounts Receivable are not collected within 270 days of the Closing Date, then the uncollected amounts shall be deducted dollar for dollar from and offset against first the principal of the Notes (pro rata), and then against any accrued and unpaid interest on the Notes (pro rata). If the principal amount of the Notes is adjusted, then the interest accruals shall also be adjusted so that interest accrues on the adjusted principal amount of the Notes from the Closing Date. The Stockholders shall exchange the original Notes for new Notes reflecting any adjustments to principal. All other terms and conditions of such Notes will remain unchanged (except for changes in accrued interest).

         2.5 Excess Accounts Receivable. At Closing, SRC shall deliver to Buyer a detailed schedule setting forth by contract each billed or unbilled receivable, each unbilled retainages for completed contracts and each rate variances for completed contracts included in SRC's Excess Accounts Receivable and SRC's Old Excess Accounts Receivable, which shall be attached hereto as
Schedule 2.5. Following the Closing, SRC, Buyer or Parent shall administer the collection of the Excess Accounts Receivable and the Old Excess Accounts
Receivable using reasonable billing and collection practices to collect such receivables within a reasonable period of time given the nature and age of the receivables and, in the case of the receivables in the Excess Accounts Receivable, the terms of the Notes. Neither SRC, Buyer nor any affiliate of Buyer shall act as a fiduciary of the Stockholders in collecting such receivables. SRC shall maintain records with respect to its collection of all Excess Accounts Receivable and the Old Excess Accounts Receivable and its out-of-pocket collection costs specific to such receivables and shall send the Stockholders a monthly report of all such collections and collection costs during the preceding month. The Stockholder Representative may contact a designated representative of Buyer to discuss any questions about the monthly reports. Upon the request of the Stockholder Representative, Buyer will meet with such representative quarterly in San Diego, California (or such other place as is mutually agreed to by the Stockholder Representative and the designated representative of Buyer), at a mutually convenient date and time to review the progress in collecting all Excess Accounts Receivable and Old Excess Accounts Receivable. SRC shall pay the Stockholders (based upon their Applicable Fraction) 50% of the net collections of Old Excess Accounts Receivable made during the period from the Closing Date to the second anniversary of the Closing Date less all corporate level Taxes payable by SRC resulting from the Election or the closing of the purchase and sale of the Shares attributable to the Old Excess Receivables (the "Collection Amount"). Net collections shall mean total collections of Old Excess Accounts Receivable, net of all accrued out-of-pocket costs of collection, including legal fees, reasonable collection agency fees or other similar fees but excluding any allocations of corporate overhead. (The Stockholders shall not receive any amount for the collection of Excess Accounts Receivable.) SRC shall pay to the Stockholders (pro rata) the Collection Amount for each of the first and second year following the Closing, within 30 days following receipt by Buyer of a certification from Arthur Andersen llp (which certification shall be presented on or before April 15 of each of 2000, 2001 and
2002) of the amount of Old Excess Accounts Receivable collected during such period, net of the accrued out-of-pocket costs of collection, which certification shall be done in conjunction with Buyer's annual financial audits for the fiscal years ending December 31, 1999, 2000 and 2001. Buyer may offset any amount due to the Buyer under Section 2.4 against any amount due to the Stockholders under this Section 2.5.

     3. The Closing; Delivery.

         3.1 The Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place at the offices of Parent, 3033 Science Park Road, San Diego, California 92121-1199 concurrent with the execution of this Agreement (the "Closing Date").

     3.2 Delivery and Satisfaction of Conditions at Closing. At the Closing:

                  (a) The Stockholders shall deliver to Buyer stock certificates, with duly executed assignments separate from certificate endorsing the certificates in Buyer's name, representing the Shares being sold, assigned, conveyed and transferred hereunder by the Stockholders to Buyer.

                  (b) Each Stockholder shall receive an amount in cash (paid by wire transfer, cashier's or certified check, or other means of payment of immediately available funds) equal to the amount specified by Section 2.2.

                  (c) Each Stockholder shall receive a Note and the Guarantee, for the principal amount specified by Section 2.2.

                  (d) Buyer shall receive the Noncompetition Agreement in accordance with Section 7.4.

                  (e) Buyer shall have received from each of the Stockholders a general release in the form of Exhibit D.

                  (f) Buyer shall have received from the Stockholders' counsel an opinion of such counsel in the form of Exhibit E.

                  (g) The Stockholders shall have received from Buyer's counsel an opinion of such counsel in the form of Exhibit F.

                  (h) Buyer shall have received from SRC resignations of all of the directors of SRC.

                  (i)   Immediately   following   the   Closing,   each  of  the
Stockholders shall deliver to Buyer the Election pursuant to Section 8.2.

                  (j) Buyer, to its reasonable satisfaction, shall have received from SRC's evidence of payment of a best estimate of the corporate level Taxes payable by SRC for the period ending on Closing Date, resulting from the Election (other than the federal built-in gains tax assumed by Buyer pursuant to Section 8). Such estimate shall have been determined by SRC's tax preparer and shall have been reviewed by Arthur Andersen llp prior to the making of the estimated tax payment ("the Estimated Tax Payment").

                  (k) SRC shall have accrued on its balance sheet the 401(k) liability described in Section 2.3(c)(ix).

                  (l) Buyer shall have satisfactorily completed its pre-acquisition investigation and review of SRC's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

                  (m) SRC shall have accrued on its balance sheet any costs for correcting, as listed on Schedule 4.29, replacing or otherwise remediating the SRC systems that are not Year 2000 compliant that have not yet been incurred by SRC.

                  (n) SRC and its landlords on the leases identified on Schedule 3.2(n) (the "Leases") shall have executed and delivered amendments to each of the leases providing for the early termination of such leases on certain conditions as set forth on Exhibit I hereto.

     4. Representations and Warranties of SRC. Except as set forth in the disclosure schedules attached hereto (each a "Schedule," collectively, the "Disclosure Schedule"), SRC and each of the Stockholders, jointly and severally, represents and warrants to Buyer, as of the Closing Date, as follows:

         4.1 Organization and Standing. SRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified or licensed to do business and is in good standing under the laws of each of the States listed on Schedule 4.1. SRC has all requisite corporate power and all necessary governmental approvals to own, lease and operate its properties and assets, and to carry on its business as presently conducted. SRC is qualified or licensed to do business in all jurisdictions in which the nature of its business or properties requires such qualification, except where the failure to so qualify will not cause a material adverse effect on the business, assets or financial condition of SRC. Except as disclosed in
Schedule 4.1, SRC has not conducted business under, or otherwise used, for any purpose or in any jurisdiction any fictitious name, assumed name, trade name or other name other than "System Resources Corporation."

         4.2 No Subsidiaries. Except as set forth on Schedule 4.2, SRC has no direct or indirect subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association, partnership, joint venture or other business entity. SRC has not agreed and is not obligated to make any future investment in or capital contribution to any other corporation, association, partnership, joint venture or other business entity.

         4.3 Authorization. The Stockholders have all requisite power and authority to enter into this Agreement, to sell and transfer the Shares pursuant to this Agreement and to carry out and perform all of their obligations under the terms of this Agreement. All corporate action on the part of SRC, if any, and all actions on the part of SRC's officers, directors, Stockholders and security holders that are necessary for the authorization, execution, delivery and performance of the Agreement have been taken. The Agreement, when executed and delivered, shall constitute the legal and binding obligation of SRC and the Stockholders, enforceable against SRC and the Stockholders, respectively, in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.4 Title to Stock; Encumbrances. The Stockholders are the true, lawful record and beneficial owners of the Shares being transferred and sold to Buyer hereunder, with no restrictions on the Stockholders' voting rights or rights of transfer or disposition pertaining to such Shares, except as may be imposed under applicable securities laws, and the Shares constitute all of the shares of capital stock of SRC owned beneficially or of record by the Stockholders. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting thereof. Upon the Closing, Buyer will own all of the outstanding shares of capital stock of SRC free and clear of any lien or other Encumbrances (as defined in Section 4.30). All outstanding shares of capital stock of SRC have been issued in compliance with applicable securities laws and other applicable Legal Requirements (as defined in Section 4.30) and in compliance with all requirements of applicable Contracts (as defined in Section 4.30).

         4.5 No Breach, Etc. The execution and delivery of this Agreement and all documents and certificates to be delivered hereunder by SRC and the Stockholders in connection with the transactions contemplated hereby do not, and the performance and consummation by SRC and the Stockholders of their obligations hereunder will not result in any conflict with, breach or violation of or default, termination, forfeiture or Encumbrance under any terms or provisions of SRC's Certificate of Incorporation or Bylaws, any statute, rule, regulation, judicial or governmental decree, order or judgment or any material agreement, lease or other instrument or other obligation, to which SRC or the Stockholders are a party or to which SRC's assets or any Stockholders' assets are subject and do not require any consent, approval, authorization or permit of or filing with or notification to any Governmental Body (as defined in Section 4.30), other than a filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or, except as disclosed in Schedule 4.5, require any notice, consent or approval of any third party, including any party to a Material Contract (as defined in Section 4.16(a)).

         4.6 Capitalization. The authorized capital stock of SRC consists of Fifteen Million (15,000,000) shares of Common Stock, no par value, of which Seven Million One Hundred Fifty Thousand (7,150,000) shares of Common Stock are and will be, immediately prior to the Closing, issued and outstanding. All of such shares of outstanding Common Stock are owned by the Stockholders in the amounts indicated on the Schedule of Stockholders and are being sold to Buyer hereunder. No other shares of capital stock or securities of SRC are outstanding. All of the issued and outstanding shares of Common Stock of SRC are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation or breach of any preemptive or similar rights, and have been issued in compliance with all applicable federal and state securities laws. There are no outstanding options, warrants, convertible securities or other rights under which SRC is or may become obligated to issue, assign or transfer any shares of its capital stock, and none of the foregoing will arise as a result of the execution or performance of the Agreement or the transactions contemplated herein. Except as set forth in Schedule 4.6, SRC has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities and none of the shares of capital stock or securities of SRC is subject to a right of repurchase in favor of SRC.

         4.7 Taxes.

                  (a) All tax returns required to be filed by or on behalf of SRC with any Governmental Body on or before the Closing Date or for periods occurring on or before the Closing Date (i) have been or will be filed when due, including extensions and (ii) have been, or will be when filed, accurately prepared in all material respects. SRC has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable. SRC's Financial Statements (as defined in Section 4.8) fully accrue all liabilities for Taxes required to be recorded in accordance with GAAP consistently applied with respect to all periods through the dates thereof in accordance with GAAP consistently applied, with the exception of any federal built-in gains tax resulting from the Election. "Tax or Taxes" shall mean all federal, state, county, city, municipality, assessment districts, local and foreign taxes and other assessments and governmental charges of a similar nature owed by SRC including, but not limited to, income, sales, use, excise, personal and real property (tangible and intangible) taxes imposed by any Government Body (as defined in Section 4.30) (whether imposed directly or through withholding), including interest, penalties and additions to Tax applicable thereto, but excluding any other Tax payable by the Stockholders.

                  (b) No claim or legal proceeding is pending or has been threatened against or with respect to SRC in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any written notice of deficiency or similar document received by SRC. There are no liens for Taxes upon any of the assets of SRC, except liens for current Taxes not yet due and payable. No extension or waiver of any limitation period applicable to any SRC Tax returns has been granted by SRC (or any other person) and no such extension or waiver has been requested. Since January 1, 1993, no SRC return relating to Taxes has been examined or audited by any Governmental Body except as disclosed on Schedule 4.7(b).

                  (c) At all times from October 1, 1989 through the Closing Date, SRC has been an S corporation for federal tax purposes within the meaning of Section 1361(a)(1) of the Code and has used the last Friday prior to the 1st day of October as its taxable year. Prior to Closing, SRC and the Stockholders have not taken any action that has or shall result in the termination of SRC's status as an S corporation within the meaning of Section 1361(a)(1) of the Code or imposition of a tax on SRC under the provisions of Section 1374 of the Code. Except as disclosed on Schedule 4.7(c), as of the date hereof SRC has not conducted any business in any state or political subdivision in which the disposition of any of its assets including goodwill in a transaction in which gain or income would be realized would result in the imposition by that state or political subdivision of a corporate level tax. Except as disclosed on Schedule 4.7(c), SRC does not conduct any business which is a historic business of, a continuation of, or successor to any business which was previously conducted by another corporation or any other entity which was subject to a United States corporate level tax on its gain or income including a tax imposed by reason of the provisions of Section 1374 and 1375 of the Code, or any predecessor provisions thereto. SRC has never acquired any asset, including goodwill, the basis of which was determined in whole or in part by reference to the basis of the asset in the hands of a C corporation within the meaning of Section 1361(a)(2) of the Code or S corporation subject to the provisions of Section 1374 of the Code or predecessor provisions thereto. Except as disclosed on
Schedule 4.7(c), SRC has no accumulated earnings and profits.

                  (d) Except for potential Tax on built-in gain under Section 1374 of the Code as disclosed on Schedule 4.7(c), which shall not exceed the Excluded Liability (as defined in Section 8.1), SRC will not be liable from and after the Closing for any Tax under Section 1374 of the Code in connection with the deemed sale of assets caused by the Election.

         4.8 Financial Statements.

                  (a) SRC has delivered to Buyer the following financial statements and notes (collectively, the "Financial Statements"):

                          (i) the audited  balance sheets of SRC as of September
25, 1998 and September 26, 1997, and the related audited income statements, statements of stockholders' equity and statements of cash flows of SRC for the years then ended, together with the notes thereto audited by Ernst & Young llp; and

                          (ii) the unaudited balance sheet ended March 26, 1999,
and the related unaudited income statement of SRC for the six-month period then ended.

                  (b) The Financial Statements are accurate and complete in all material respects and present fairly the financial position of SRC as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 4.8(a)(i)) cash flows of SRC for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered (except that the financial statements referred to in Section 4.8(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

         4.9 No Undisclosed Liabilities. Except as set forth in this Agreement and except for liabilities identified as such in the "liabilities" column of the unaudited balance sheet dated March 26, 1999, and accrued liabilities that have been incurred by SRC since March 26, 1999, in the ordinary course of business and consistent with past practices, SRC has no material liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect, matured or unmatured or otherwise).

         4.10 Absence of Certain Changes. Since September 25, 1998, except as disclosed in Schedule 4.10, there has not been any:

                  (a) material adverse change in the financial condition, assets, liabilities, business or operations of SRC not disclosed in the Financial Statements;

                  (b) material loss, damage or destruction, whether covered by insurance or not, affecting SRC's business or properties or any material interruption in the use of any of SRC's properties;

                  (c) more than a 15% increase since March 1, 1999 in the salaries, wages or other remuneration or compensation to any employee or agent of SRC, individually or to all employees or agents of SRC in the aggregate, or in any benefits payable or to become payable to any employee or agent of SRC (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement, incentive compensation, deferred compensation or other plan or commitment or the establishment or adoption of any new employee benefit plan), or any material bonus or other employee benefit granted, made or accrued to any such person, individually or to all employees or agents of SRC in the aggregate, except as set forth on Schedule 4.10(c) completed on both an individual and aggregate basis;

                  (d) hiring of any new employee with an annual base compensation rate (including projected commissions) in excess of $70,000 other than employees who are chargeable as direct labor on SRC's existing Government Contracts;

                  (e) declaration, setting aside, or payment of any dividend or any other distribution to any of the Stockholders; any redemption, purchase or other acquisition by SRC of any shares or other interest in SRC, or any security relating thereto; or any other payment to any Stockholder or Stockholders of SRC;

                  (f) sale, lease or other transfer or disposition of any material properties or assets of SRC, except for the sale of inventory items in the ordinary course of business;

                  (g) except as set forth on the September 25, 1998 balance sheet, indebtedness for borrowed money incurred, assumed or guaranteed by SRC;

                  (h) mortgage, pledge, lien or Encumbrance made on any of the properties or assets of SRC other than capital leases incurred in the ordinary course of business;

                  (i) capital expenditures and capital leases in excess of $300,000 in the aggregate or $100,000 as to any individual capital expenditure;

                  (j) written waiver of material rights signed by an officer of SRC under any material contract to which SRC is a party;

                  (k) sale, issuance or authorization of any capital stock or other security, or any option or right to acquire any capital stock, or any instrument convertible into or exchangeable for any capital stock or other security;

                  (l) amendment to SRC's Certificate of Incorporation or Bylaws, and SRC has not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (m) formation of a subsidiary or acquisition of any other entity;

                  (n) write-off as uncollectible, or establishment of any reserve with respect to, any account receivable in excess of $10,000 or other indebtedness, except for amounts disclosed in the September 25, 1998 audited Financial Statements;

                  (o) change in SRC's method of accounting or accounting practices;

                  (p) commencement or settlement of legal proceedings;

                  (q) loan or advance (other than advances to employees in the ordinary course of business for travel in accordance with past practice) to any person including, but not limited to, any officer, director or employee of SRC;

                  (r) except for end-user licenses entered into in the ordinary course of business and rights granted as a matter of law under government contracts, entering into of any type of license agreement or other agreement regarding intellectual property rights;

                  (s)  other   material   commitment  or   transaction   by  SRC
(including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice; or

                  (t) agreement or commitment to take any of the actions referred to in clauses "(c)" through "(s)" above.

         4.11 Title to Assets. SRC owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets owned and reflected on the Unaudited Interim Balance Sheet; (ii) all of its rights under the Contracts identified in Schedule 4.16; and (iii) all other assets reflected in its books and records as being owned by SRC. Except as set forth in Schedule 4.11, all of said assets are owned by SRC free and clear of any liens or other Encumbrances, except for any lien for current taxes not yet due and payable. Schedule 4.11 identifies all assets that are material to the business of SRC and that are being leased or licensed to SRC and the lease or license agreement relating to each such asset.

         4.12 Bank Accounts; Receivables.

                  (a)  Schedule  4.12(a)  provides  accurate   information  with
respect to each account maintained by or for the benefit of SRC at any bank or other financial institution.

                  (b) Schedule 4.12(b) provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of SRC as of March 26, 1999. Except as set forth in Schedule 4.12(b), all existing accounts receivable of SRC (i) represent valid obligations of customers of SRC arising from bona fide transactions entered into in the ordinary course of business and (ii) as to receivables from the U.S. federal government, are current within the meaning of the Prompt Payment Act and SRC has received no written notice from any Governmental Body disputing such account receivable, and as to non-U.S. federal government receivables are current and will be collected in full when due, and as to both U.S. federal government receivables and non-U.S. federal government receivables without any counterclaim or set off (net of an adequate reserve for each category of accounts as determined in accordance with GAAP consistently applied).

         4.13 Equipment. All material items of equipment and other tangible assets owned by or leased to SRC are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of SRC's business, in the manner in which such business is currently being conducted.

         4.14 Litigation, Etc. Except as disclosed on Schedule 4.14, no action, claim, suit, proceeding, or investigation of any nature is pending or, to the best knowledge of SRC, threatened against SRC. The foregoing includes: any action, claim, suit, proceeding or investigation, pending or threatened, which questions the validity of the Agreement or the right of SRC or the Stockholders to enter into the Agreement or to sell and transfer the Shares being sold and transferred hereunder, or which might result, either individually or in the aggregate, in any material adverse change in the condition or affairs of SRC, financial or otherwise; or is any litigation pending or threatened by or against SRC or any Stockholder by reason of the past or current employment relationships of any employee, officer or consultant of SRC or the activities of any Stockholder, including but not limited to negotiations by any Stockholder with possible purchasers of, or investors in, SRC or its business. There is no judgment, decree, injunction, ruling or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against SRC or any Stockholder with respect to SRC. No action, claim, suit, proceeding or investigation is pending or threatened by SRC or any Stockholder or, to the best knowledge of SRC, pending or threatened by any third party with respect to SRC.

         4.15 Intellectual Property. The term "SRC Intellectual Property" shall include all (i) registered and unregistered trademarks, service marks and applications therefor (collectively "Marks"), (ii) patents (including any extension, continuation, registration, confirmation, reissue, renewal or re-examination thereof) and patent applications (collectively "Patents"), (iii) copyrights in both published works and unpublished works ("Copyrights"), and
(iv) know-how, trade secrets and other confidential information ("Trade Secrets"), in each case owned, used or licensed by SRC as licensee or licensor. All material SRC Intellectual Property owned or licensed by SRC is listed on
Schedule 4.15. The SRC Intellectual Property includes all intellectual property rights necessary for the operation of the business of SRC as it is currently conducted. The operation of the business of SRC as it is currently conducted
(excluding any commercial off the shelf software for which SRC holds valid licenses) does not infringe, violate or misappropriate any intellectual property rights of any third party. SRC is the owner or licensee of all right, title and interest in and to all of the SRC Intellectual Property free and clear of all liens and Encumbrances, and has the right to use without further payment to a third party all of the SRC Intellectual Property. To the best knowledge of SRC, there are no actual or claimed infringements, violations or misappropriations existing by or against any third party with respect to the SRC Intellectual Property. To the best knowledge of SRC, all of the SRC Intellectual Property is valid and enforceable, and neither SRC nor any Stockholder has, by act or failure to act, including without limitation, by failure to attach any required notice or failure to pay fees, transferred any rights to the SRC Intellectual Property into the public domain. SRC is not making use of any SRC Intellectual Property in connection with the business of SRC in which any present or past employee, partner, Stockholder, licensor, licensee or agent of SRC has or has claimed an interest, and to the best knowledge of SRC, there are no facts that could reasonably be expected to give rise to such a claim.

         4.16 Contracts.

                  (a) Schedule 4.16(a) identifies each Contract of SRC:

                          (i) relating to the employment of, or the  performance
of services by, any employee, consultant or independent contractor which involves a potential commitment in excess of $75,000 per year other than employees who are chargeable as direct labor on SRC's existing Government Contracts;

                          (ii)  relating  to  the  acquisition,  transfer,  use,
development, sharing or license of any technology or any SRC Intellectual Property;

                          (iii)  imposing  any  restriction  on  SRC's  right or
ability (A) to compete with any other person or entity, (B) to acquire any product or other asset or any services from any other person or entity, to sell any product or other asset to or perform any services for any other person or entity or to transact business or deal in any other manner with any other person or entity, or (C) to develop or distribute any technology, other than restrictions imposed under Government Contract regulations;

                          (iv)   creating  or   involving   any  creation  of  a
distribution arrangement or franchise relationship or authorizing any person (other than an officer of SRC) to make any commitment or agreement on behalf of SRC;

                          (v) relating to the acquisition,  issuance or transfer
of any securities;

                          (vi) relating to the creation of any Encumbrance  with
respect to any material asset of SRC;

                          (vii)  involving or  incorporating  any guaranty,  any
pledge, any performance or completion bond, any indemnity or any surety arrangement;

                          (viii)  creating  or relating  to any  partnership  or
joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                          (ix)  relating to the  purchase or sale of any product
or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 4.21);

                          (x) constituting or relating to a Government  Contract
(as defined in Section 4.30) or Government Bid (as defined in Section 4.30);

                          (xi) that was entered into outside the ordinary course
of business; and

                          (xii)  that  has a term of more  than 60 days and that
may not be terminated by SRC (without penalty) within 60 days after the delivery of a termination notice by SRC and represents a potential liability to SRC in excess of $75,000;

(Contracts in the respective categories described in clauses "(i)" through "(xii)" above are referred to in this Agreement as "Material Contracts.")

                  (b) SRC has made available to Buyer accurate and complete copies of all written Material Contracts identified in Schedule 4.16, including all amendments thereto. Schedule 4.16(b) provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract is valid and in full force and effect, and, to the best of the knowledge of SRC, is enforceable by SRC in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Schedule 4.16(b) and 4.16(c):

                          (i) SRC has not violated or breached, or committed any
material default under, any Material Contract, and, to the best of the knowledge of SRC, no other person or entity has violated or breached, or committed any material default under, any Material Contract;

                          (ii) to the  best  knowledge  of  SRC,  no  event  has
occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Contract,
(B) give any person or entity the right to declare a default or exercise any remedy under any Material Contract, (C) give any person or entity the right to accelerate the maturity or performance of any Material Contract, or (D) other than pursuant to applicable government regulations, give any person the right to cancel, terminate or modify any Material Contract;

                          (iii) since October 1, 1995,  SRC has not received any
written notice or other communication regarding any actual or possible material violation or breach of, or default under, any Material Contract; and

                          (iv) SRC,  through an  officer of SRC,  has not waived
any of its material rights under any Material Contract; .

                  (d) Other than customary ongoing renegotiations of government contracts, no person or entity is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to SRC under any Material Contract or any other material term or provision of any Material Contract.

                  (e) The Contracts identified in Schedule 4.16(a) and Schedule 4.16(b) collectively constitute all of the contracts necessary to enable SRC to conduct its business in the manner in which its business is currently being conducted.

                  (f) Schedule 4.16(f) is a copy of SRC internally prepared Task Opportunity Tracking System and Contract Opportunity Tracking Schedules.
Schedule 4.16(f) also identifies each proposed contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by SRC that is still being pursued.

                  (g) Except as set forth in Schedule 4.16(a) and Schedule 4.16(b), since October 1, 1995:

                          (i)   SRC   has   not   had   any   determination   of
noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

                          (ii) SRC has  complied in all material  respects  with
all Legal Requirements with respect to all Government Contracts and Government Bids;

                          (iii) SRC is in substantial compliance with respect to
all obligations under any Government Contract and the following laws and regulations in obtaining and performing any Government Contract: (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

                          (iv) all facts set forth in or  acknowledged by SRC in
any certification, representation or disclosure statement submitted by SRC with respect to any Government Contract or Government Bid were current, accurate and complete in all substantial respects as of the date of submission;

                          (v)  neither  SRC nor any of its  employees  has  been
debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge of SRC, no circumstances exist that would warrant the institution of debarment or suspension proceedings against SRC or any employee of SRC;

                          (vi) no negative determinations of responsibility have
been issued against SRC in connection with any Government Contract or Government Bid;

                          (vii) no direct or indirect costs incurred by SRC have
been questioned or disallowed in writing as a result of a finding or determination of any kind by any Governmental Body;

                          (viii) no Governmental  Body, and no prime  contractor
or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any material amount due to SRC under any Government Contract other than routine retentions that are not in dispute;

                          (ix)   there   are  not  and   have   not   been   any
irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to
(A) any administrative, civil, criminal or other investigation by any governmental authority, legal proceeding or indictment involving SRC or any of its employees (other than normal routine audits conducted in the ordinary course of business), (B) the disallowance in writing of any material costs submitted for payment by SRC, (C) the recoupment of any material payments previously made to SRC, (D) a finding or claim of fraud, defective pricing or improper payments on the part of SRC, or (E) the assessment of any penalties or damages of any kind against SRC;

                          (x)  there is not and has not been  any  material  (A)
outstanding claim against SRC by, or dispute involving SRC with, any prime contractor, subcontractor, vendor or other person arising under or relating to the award or performance of any Government Contract, (B) fact known by SRC upon which any such material claim could reasonably be expected to be based or which may give rise to any such material dispute, or (C) final decision of any Governmental Body against SRC;

                          (xi) SRC is not  undergoing  and has not undergone any
audit, and to the best knowledge of SRC there is no basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

                          (xii)  SRC  has  not   entered   into  any   financing
arrangement or assignment of proceeds (other than the grant of a security interest to its primary lender) with respect to the performance of any Government Contract;

                          (xiii)  no  payment  has  been  made  by SRC or by any
person acting on SRC's behalf to any person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of SRC) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

                          (xiv) SRC's cost  accounting  system is in  compliance
with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

                          (xv) to the best knowledge of SRC, SRC has complied in
all material respects with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other proprietary assets;

                          (xvi)  in each  case in  which  SRC has  delivered  or
otherwise provided any technical data, computer software or SRC Intellectual Property to any Governmental Body in connection with any Government Contract, to the best knowledge of SRC, SRC has marked such technical data, computer software or SRC Intellectual Property with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other person or entity is able to acquire any unlimited rights with respect to such technical data, computer software or SRC Intellectual Property;

                          (xvii)  SRC  has  not  made  any   disclosure  to  any
Governmental Body pursuant to any voluntary disclosure agreement;

                          (xviii) SRC has reached  agreement in writing with the
cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for all years from inception through September 30, 1995, for Department of Defense contracts;

                          (xix) the responsible government  representatives have
agreed with SRC as to the "provisional billing rates" that SRC is charging on cost-type Government Contracts and including in Government Bids for the period from September 30, 1995 through the date of this Agreement;

                          (xx) except as  previously  described  in Section 4.5,
SRC is not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement; and

                          (xxi)  neither SRC nor any director or officer of SRC,
nor to the best knowledge of SRC, any agent, employee or other person acting on behalf of SRC, has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither SRC nor any director or officer of SRC, nor, to the best knowledge of SRC, any agent, employee or other person acting on behalf of SRC, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         4.17 Security Matters. SRC is in substantial compliance with all security and related requirements on its Government Contracts.

         4.18 Employee and Labor Matters; Benefit Plans.

                  (a) Schedule 4.18(a)(i) identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by SRC for the benefit of any employee of SRC ("Employee"). Schedule 4.18(a)(ii) identifies the schedule of payments under SRC's deferred compensation and incentive compensation programs. Except as specified in Schedule 4.18(a)(i) and payments under SRC's 401(k) plan, or as otherwise required by law, SRC has no obligation to any current or former employee or beneficiary of such individuals for any deferred compensation or other deferred payments.

                  (b) Except as set forth in Schedule 4.18(a)(i), SRC does not maintain, sponsor or contribute to, and, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

                  (c) SRC maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Schedule 4.18(a) (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                  (d) With respect to each Plan, SRC has prepared and delivered to Buyer:

                          (i)  an  accurate  and  complete  copy  of  such  Plan
(including all amendments thereto);

                          (ii) an accurate and complete copy of completed annual
reports, if required under ERISA, with respect to such Plan for the last two years;

                          (iii) an accurate and complete copy of the most recent
summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                          (iv) if such  Plan is  funded  through  a trust or any
third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                          (v)  accurate  and  complete  copies of all  Contracts
relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                          (vi) an accurate and complete  copy of the most recent
determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) SRC is not and has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. SRC has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. SRC has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                  (f) SRC does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

                  (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

                  (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                  (i) Except as specified in Schedule 4.18(i), each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

                  (j) Except as specified in Schedule 4.18(i), each of the Plans intended to be qualified under Section 401(a) of the Code has received (or is the subject of) a favorable determination from the Internal Revenue Service, and neither SRC nor any of the Stockholders is aware of any reason why any such determination letter could reasonably be expected to be revoked.

                  (k) Except as set forth in Schedule 4.18(k), neither the execution, delivery or performance of this Agreement, nor the consummation of the sale of Shares or any of the other transactions contemplated by this Agreement, will result in any payment by SRC (including any bonus, golden parachute or severance payment) to any current or former Employee or director of SRC (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (l) Schedule 4.18(l) contains a list of all salaried Employees of SRC as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Schedule 4.18(l) also contains a list of all Employees of SRC with security clearances and the level of such security clearance. SRC is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as specified in Schedule 4.18(l), all of SRC's employees are "at will" employees.

                  (m) Except as set forth on Schedule 4.18(m) there are no Employees currently on disability or other leave.

                  (n) SRC is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters including without limitation Legal Requirements respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice.

                  (o) Neither SRC nor any Shareholder has made any representation or promise to any employee of SRC regarding any benefits, compensation or other payments that might be paid or distributed by SRC to any employee of SRC as a result of the consummation of any transaction involving a change of control of SRC, including the transaction contemplated hereby.

                  (p) SRC has good labor relations generally with its Employees.

                  (q) All persons classified by SRC as independent contractors do satisfy and have satisfied the requirements of law in effect at that time to be so classified, and SRC has fully and accurately reported their compensation on IRS Forms 1099 when required to do so, except to the extent that any misclassification of any such person will not have a material adverse effect on SRC.

                  (r) There is no charge or compliance proceeding actually pending or, to the best knowledge of SRC threatened against SRC before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

         4.19 Compliance with Laws. SRC is, and at all times during the period prior to the date hereof SRC has been, in material compliance with all applicable Legal Requirements. Except as set forth on Schedule 4.19, since October 1, 1995, SRC has not received any notice or communication from any Governmental Body regarding any material violation of, or failure to comply with, any Legal Requirements.

         4.20 Governmental Authorizations. SRC has all Governmental Authorizations necessary to enable SRC to conduct its business in the manner in which business is currently being conducted, except where any failure to have such Governmental Authorizations has not had and will not have a material adverse effect on SRC. SRC is, and at all times has been, in compliance with the material terms and requirements of such Governmental Authorizations. SRC has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. "Governmental Authorization" shall mean any (a) permit, license, consent, certificate, franchise, permission, clearance, registration, qualification, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Government Contract.

         4.21 Related Persons. Except as set forth in Schedule 4.21, (a) no Stockholder, director, officer, former director or officer of SRC, or any member of the immediate family of such person or any entity owned or controlled in whole or in part by any such person or any trust for the benefit of any such person or any member of such person's immediate family ("Related Party") has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the businesses of SRC; (b) no Related Party is, or has at any time been, indebted to SRC; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing with or involving SRC; (d) no Related Party is competing, or has at any time, competed, directly or indirectly, with SRC; and (e) no Related Party has any claim or right against SRC (other than rights to receive compensation for services performed as an employee of SRC).

         4.22 Insurance. Schedule 4.22 sets forth (a) an accurate summary description of each insurance policy providing coverage for liability exposure (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which SRC is currently, or has been during the past three years, a party, a named insured or otherwise the beneficiary of coverage and (b) all insurance loss runs or worker's compensation claims received for the past three policy years. With respect to each such insurance policy: to SRC's knowledge, (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) there will be no breach or other violation of the policy resulting from this transaction; and (c) SRC is not in material breach or default with respect to each policy it maintains (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under each such policy.

         4.23 Real Property; Owned or Leased. Schedule 4.23 sets forth a complete and accurate description of each parcel of real property owned by or leased to SRC. All the leases listed on Schedule 4.23 are valid and in full force and effect, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases and no person (except SRC and the owner of such real property under the terms of the applicable lease) has any right of possession to such leased property or any part thereof. SRC owns clear and marketable title, free of any liens or Encumbrances, to all improvements and fixtures located on these real properties and reflected on SRC's Unaudited Interim Balance Sheet. There is presently no pending or, to SRC's knowledge, contemplated condemnation of any of the property listed on Schedule 4.23 or any part thereof, and SRC has made no commitment to any governmental or quasi-governmental entity or to any other person or entity which relates to such property or imposes upon SRC or SRC's successors or assigns any obligation to pay or contribute property or money or to construct, install or maintain any improvements on or off such property. There are no violations by SRC of any law, including any building, planning or zoning law relating to any owned or leased real properties that would have a material adverse effect on SRC or its financial condition, assets, liabilities, business, or operations.

         4.24 Environmental Matters. SRC is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by SRC of all permits and other Government Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. SRC has not received any written notice or other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that SRC is not or was not in compliance with any Environmental Law, and, to the best knowledge of SRC, there are no circumstances that may prevent or interfere with SRC's compliance with any Environmental Law in the future. During the term of any of SRC's leases, no current or prior owner of any property leased or controlled by SRC has notified SRC that it has received any written notice or other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any occupier of the property is or was not in compliance with any Environmental Law. SRC is not required to obtain any Government Authorizations pursuant to Environmental Laws in connection with the operation of its business as currently conducted. Except as disclosed on Schedule 4.24, none of the real properties leased by SRC pursuant to the Leases (including, without limitation, soils, surface water and groundwater located at such properties) is contaminated with any Materials of Environmental Concern. To the best knowledge of SRC none of the property leased by SRC (other than pursuant to the Leases) is contaminated with any Materials of Environmental Concern. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         4.25 Corporate Records SRC has delivered, or made available for inspection, to Buyer accurate and complete copies of (1) SRC's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of SRC; and (3) the minutes and other records of the formal meeting and proceedings (including any actions taken by written consent or otherwise without a meeting) of the Stockholders, the board of directors of SRC and all committees of the board of directors of SRC. There have been no formal meetings or other proceedings of the Stockholders, the board of directors of SRC or any committee of the board of directors of SRC that are not fully reflected in such minutes or other records. The stock records and minutes books are accurate, up to date and complete in all material respects.

         4.26 Full Disclosure. No statement by the Stockholders or SRC contained in this Agreement, or the Exhibits, Schedules or other attachments hereto, or any written certificate furnished or to be furnished to Buyer pursuant hereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         4.27 Brokers. Other than Granite Hill Advisors, llc, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based on any arrangement or agreement made by or on behalf of SRC or the Stockholders.

         4.28 Disallowable Expense Items. Except as disclosed on Schedule 4.28, all costs related to any Related Party (as defined in Section 4.21), including, but not limited, to compensation, consultation fees, life insurance premiums, auto allowances, business meals, related party facility cost and any facility purchase options have been properly classified as unallowable costs for Government Contract accounting purposes as described below in Schedule 4.28.

         4.29 Year 2000 Compliance. Except as set forth in Schedule 4.29, all of SRC's products and internal systems are designed to be used prior to, during and after the year 2000, and are Year 2000 Compliant. At Buyer's request, SRC will provide the results of the testing to date of all of SRC's products and systems to determine whether they are or will become Year 2000 Compliant in accordance with Buyer's compliance plan.

         4.30 Certain Definitions. For purposes of this Agreement:

                  (a)  "Contract"   shall  mean  any  written,   oral  or  other
agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

                  (b) "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security (excluding restrictions under applicable federal and state securities laws) or other asset, any restriction on any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

                  (c) "Government Bid" shall mean any written quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

                  (d) "Governmental Body" shall mean any (i) nation, state, commonwealth, province, territory, county, city, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including governmental division, department, agency, commission, board, instrumentality, official, organization, unit, or body).

                  (e) "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest other than any contract, subcontract, letter contract, purchase order or delivery order that was fully performed by SRC before December 31, 1996 and has been closed.

                  (f) "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body

                  (g) "To the best knowledge of SRC" means the actual knowledge of Samir A. Desai, Scott McKelvey, Paul Abramson, Edmund Andersson, Edward Madigan, David Rogers and James Hill after engaging in a reasonable inquiry.

                  (h) "Year 2000 Compliant" shall mean, in regard to any product or internal system, that such product or internal system can individually continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to such product or internal system, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates that allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways that are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

     5. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to Buyer, as of the Closing Date, as follows:

         5.1 Title to Stock; Encumbrances. Such Stockholder is the true, lawful record and beneficial owner of the Shares set forth beside such Stockholder's name on the Schedule of Stockholders and such Shares are being transferred and sold to Buyer hereunder, with no restrictions on the voting rights or rights of disposition pertaining to such Shares (excluding restrictions under applicable federal and state securities laws). The Shares set forth beside such Stockholder's name on the Schedule of Stockholders constitute all of the shares of capital stock of SRC owned beneficially or of record by each such Stockholder. As of the Closing such Stockholder will convey to Buyer good and valid title to such Shares free and clear of any and all liens or other
Encumbrances. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting thereof.

     6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to SRC and the Stockholders as follows:

         6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and is entitled to carry on its respective business as now being conducted by it and to own, lease or operate its respective properties as and in the places where such business is now conducted and properties are now owned, leased or operated. Buyer is qualified or licensed to do business in all jurisdictions in which the nature of its business or properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business assets or financial condition of Buyer.

         6.2 Corporate Power; Authorization. Buyer has all requisite legal and corporate power and authority to enter into the Agreement and to execute and deliver the Notes (the "Transaction Documents") and to carry out and perform all of its obligations under the terms of the Agreement and the Transaction Documents. All corporate action on the part of Buyer and all action on the part of its officers and directors necessary for the authorization, execution and delivery of this Agreement and the Transaction Documents by Buyer and for the performance of Buyer's obligations hereunder and thereunder has been taken, and the Agreement and the Transaction Documents, when duly executed and delivered, shall constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

         6.3 Brokers. Other than Ferris Baker Watts who will be providing a fairness opinion to Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

         6.4 Consents. The execution and delivery of this Agreement and all documents and certificates to be delivered hereunder by Buyer in connection with the transactions contemplated hereby do not, and the performance and consummation by Buyer of its obligations hereunder will not result in any conflict with, breach or violation of or default, termination, forfeiture or Encumbrance under any terms of provisions of Buyer's Certificate of Incorporation or Bylaws, any statute, rule, regulation, judicial or governmental decree, order or judgment or any material agreement, lease or other instrument or other obligation, to which Buyer is a party or to which Buyer's assets are subject and do not require any consent, approval, authorization or permit of or filing with or notification to any Governmental Body, other than a filing under the HSR Act, or except as disclosed in Schedule 6.4, require any consent or approval of any third party, including any party to a material contract of Buyer.

         6.5  Litigation,  Etc.  Except as disclosed on Schedule 6.5, no action, claim, suit, proceeding, or investigation of any nature is pending, or, to the best of Buyer's knowledge, is threatened against Buyer that questions the validity of the Agreement or the right of Buyer to enter into the Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator or other similar ruling outstanding against Buyer. No action claim, suit, proceeding or investigation is pending or threatened by Buyer or any third party with respect to Buyer.

     7. Additional Covenants of the Parties.

         7.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the sale of the Shares and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the sale of the Shares and the other transactions contemplated by this Agreement. SRC shall (upon request) promptly deliver to Buyer a copy of each such filing made, each such notice given and each such consent obtained by SRC.

         7.2 Public Announcements. Unless otherwise required by law or disclosed in any filing by Parent with the Securities and Exchange Commission, neither SRC, any Stockholder or Buyer (or its Parent) shall (and no party shall permit any of their respective representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the other transactions contemplated by this Agreement, without in the case of the Stockholders, the prior written consent of Buyer, and in the case of Buyer or its Parent, the consent of Samir A. Desai, such consent not to be unreasonably withheld or delayed and, unless required by law, no party shall disclose the Purchase Price.

         7.3 Best Efforts. All parties shall use their reasonable best efforts to cause the conditions set forth in this Agreement to be satisfied on a timely basis.

         7.4 Noncompetition Agreement. At or prior to the Closing, Samir A. Desai shall execute and deliver to SRC and Buyer a Noncompetition Agreement in the form of Exhibit G.

         7.5 Release. At the Closing, each of the Stockholders shall execute and deliver to SRC a Release in the form of Exhibit D.

         7.6 Stock Options. Following the Closing, Buyer shall grant to the key managerial employees of SRC (the "Key Employees") listed on Exhibit H hereto, either nonqualified options or incentive stock options to acquire shares of Buyer's Common Stock (the "Options") in Buyer's sole discretion. The Options will be granted to the Key Employees subject to substantially similar terms and conditions as options granted to similarly situated employees of Buyer. The exercise price for such options shall be set at the fair market value of Buyer's (as the case may be) Common Stock on the date of grant and shall vest from the date of grant equally over four years, on an annual basis.

         7.7 Intentionally Left Blank.







     8.Additional Agreements.

         8.1 Payment of Taxes. SRC has paid any corporate level Taxes required to be paid by SRC in respect of all periods on or prior to the Closing Date that were due and payable on or prior to the Closing Date with the exception of the federal BIG Tax and any corporate level state taxes accrued in the normal course of SRC's business (without regard to the Election). Except for any corporate level Taxes paid by SRC in accordance with the preceding sentence, the Stockholders have paid, or (to the extent not yet due and payable) will pay, in a timely fashion, all Taxes required to be paid that are properly includible in their personal tax returns attributable to their ownership of Shares in respect of all periods on or prior to the Closing Date. Such Taxes shall include, without limitation, all Taxes for which the Stockholders are liable due to the status of SRC as an S corporation for federal income tax purposes (and any analogous provisions of state or local law) and, in particular, such Taxes arising as a result of the Election (as defined in Section 8.2) other than the Excluded Liability and any corporate level Taxes required to be paid in respect to all periods on or prior to the Closing Date that are not yet due and payable as of the Closing Date. The Stockholders shall reimburse Buyer or SRC within ten
(10) days of any payment by Buyer or SRC for the payment of, any and all such Taxes of SRC or the Stockholders attributable to any taxable period ending on or prior to the Closing Date, other than up to $630,000 attributable to any built-in gain incurred under Section 1374 of the Code in connection with the deemed sale of assets caused by the Election ("Excluded Liability") and other than any Tax liability accrued on the Unaudited Interim Balance Sheet (such as liabilities for employer taxes). Prior to the Closing, the parties shall agree upon the amount of built-in-gain based upon the recommendations of the parties' outside consultants and shall determine the amount of the Excluded Liability, which shall not exceed $630,000.

         8.2 Tax Election. Buyer and each Stockholder shall jointly make the elections provided for by Sections 338(a) and 338(h)(10) of the Code and Treas. Reg. ss. 1.338(h)(10)-1 (and any comparable election under state or local law) with respect to the purchase of the Shares by Buyer (each, an "Election"). Immediately following the Closing, Buyer shall deliver a signed and completed Form 8023 to the Stockholders and the Stockholders shall execute and deliver the form to Buyer at the Closing. Also, Buyer and Stockholders shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules, and other documents as may be required) to effect and preserve a timely Election in accordance with the provisions of Treas. Reg. ss. 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions. Buyer and Seller shall report the purchase by Buyer of the Shares pursuant to the Agreement consistent with the Elections (and any comparable election under state or local tax laws) and shall take no position inconsistent therewith in any tax return, or any proceeding before any taxing authority or otherwise.

         8.3 Tax Allocations. In connection with the Elections, immediately after the Closing or within thirty (30) days of the Closing, the Buyer and Stockholders shall act together in good faith to (i) determine and agree upon a "Modified Aggregate Deemed Sales Price" of SRC (within the meaning of, and in accordance with, Treas. Reg. ss. 1.338(h)(10)-1(f)) and (ii) determine and agree upon the proper allocations (the "Allocations") of the "Modified Aggregate Deemed Sales Price" among the respective assets of SRC (in accordance with Section 338(b)(5) of the Code and Treasury regulations promulgated thereunder). Buyer and the Stockholders shall (i) be bound by such determinations and such Allocations for purposes of determining any taxes, (ii) prepare and file their tax returns on a basis consistent with such determinations and such Allocations and (iii) take no position inconsistent with such determinations and Allocations on any applicable tax return, in any proceeding before any taxing authority or otherwise. In the event that any such Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. Any liability for taxes arising from the Elections (other than the Excluded Liability which shall be payable by SRC) shall be borne by the Stockholders, jointly and severally.

         8.4 Tax Matters.

                  (a) No later than 30 days prior to any applicable due date (including extensions), the Stockholders shall timely prepare, or caused to be prepared, and deliver to Buyer for its review and approval, which approval shall not be unreasonably withheld, proposed federal and state income tax returns (including tax return extensions, as necessary) of SRC for the taxable periods of SRC ending on or prior to the Closing. Such proposed returns shall be prepared consistent with the elections applicable to prior returns of SRC and no new or different elections for tax purposes other than the Election shall be made in connection with such returns. Upon Buyer's approval of such proposed returns (and extensions), SRC shall timely file, or cause to be filed, the approved returns and the Stockholders shall pay, or cause to be paid, when due all income taxes, if any, other than the Excluded Liability, relating to such returns. If the approved return includes any overpayment of taxes due to overpayment of the Estimated Tax Payment, then, when SRC receives the refund or otherwise obtains the benefit of the overpayment through an offset against Taxes then payable, SRC will remit the overpayment to the Stockholders (pro rata). If Buyer does not approve of any return as proposed by Stockholders, Buyer and the Stockholders together with their respective tax advisors will attempt to resolve any disputed issues within the 30 day review and approval period. If such disputes cannot be resolved, then SRC shall timely prepare and file a request for extension for such disputed returns, and the parties shall promptly select a nationally recognized "Big Five" accounting firm (which is neither the accountants to Buyer nor the Stockholders nor SRC) to resolve all disputed matters. If the parties cannot agree on a Big Five accounting firm, each party shall rank all eligible firms from most acceptable to least acceptable (with most acceptable being designated 1, next most 2, and so on) and the firm having the lowest combined numerical value shall be deemed the mutually selected firm, whose resolution of disputed issues shall be final and binding upon all parties.

                  (b) The Buyer shall have the right to participate in and the Stockholders shall have the right to control, at the Stockholders' own cost and expense, any income tax audit or administrative or court proceeding relating to income tax returns of SRC for periods prior to Closing. Notwithstanding the foregoing, the Stockholders shall not be permitted to take any action in, or settle any claim arising out of, such audit or proceeding without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                  (c) After the Closing, the Stockholders and Buyer shall provide each other with such cooperation and information relating to SRC as either party reasonably may request in filing any federal or state or local Tax return (or amended return), determining any tax liability, conducting or defending any audit or other proceeding in respect of Taxes or effectuating the terms of this Agreement.

     9. Indemnification.

         9.1 Survival of Representations, Etc.

                  (a) Subject to the  indemnification  limitations  set forth in
Section 9.3, the representations and warranties made by SRC (including the representations and warranties set forth in Section 4) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Parent Indemnitee (defined below), acting in good faith, delivers to any of the Stockholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by SRC (and setting forth in reasonable detail the basis for such Parent Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under this Section 9 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved, provided the Parent Indemnitee pursues such resolution in good faith and with due diligence.

                  (b) The representations, warranties, covenants and obligations of SRC and the Stockholders, and the rights and remedies that may be exercised by the Parent Indemnitees, shall not be limited (subject to the indemnification limitations set forth in Section 9.3) or otherwise affected by or as a result of any information furnished to (other than the Disclosure Schedule), or any investigation made by or knowledge of, any of the Parent Indemnitees or any of their representatives.

         9.2 Indemnification by Stockholders.

                  (a) Subject to the limitations set forth in Section 9, from and after the Closing, the Stockholders, jointly and severally, shall hold harmless and indemnify each of the Parent Indemnitees from and against any Damages (regardless of whether such Damages relate to any third party claim) arising out of: (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by SRC or the Stockholders in this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement; (ii) any noncompliance of SRC's 401(k) plan with ERISA or applicable law, including any liability arising from revocation of a favorable determination by the Internal Revenue Service of qualification under ss. 401(a) of the Code and cost of correction, including without limitation, legal fees, consulting fees, accounting fees, interest, penalties and additional contributions (except to the extent of any amounts accrued on the Unaudited Interim Balance Sheet as Other Accrued Liabilities);
(iii) any alleged obligation of SRC or its Stockholders for investment banking or other fees arising from the sale of the Shares other than the investment banking fees payable to Granite Hill Advisors llc as disclosed on Schedule 4.27;
(iv) any Damages to SRC resulting from the failure to have the Deferred Compensation Trust administered in accordance with the trust documents; (v) any Legal Proceeding relating to any claim under clause "(i)", "(ii)", "(iii)" or "(iv)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 9). Recovery under this Section 9 shall be the exclusive remedy under this Agreement for any claim for Damages arising out of any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement, the Disclosure Schedule or any exhibit or schedule to this Agreement; unless such breach or default is the result of willful misconduct or fraud on the part of the Stockholders.

                  (b) The Stockholders acknowledge and agree that if SRC suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of SRC as an Parent Indemnitee) Buyer shall also be deemed, by virtue of its ownership of the stock of SRC, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

         9.3 Threshold; Ceiling.

                  (a) Except as set forth in this Section 9.3 the Stockholders shall not be required to make any indemnification payment pursuant to Section
9.2 for any inaccuracy in or breach of any of their representations, covenants or obligations set forth herein until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnities, or to which any one or more of the Parent
Indemnities has or have otherwise become subject, exceeds $400,000 in the aggregate (excluding (i) any liability for Taxes payable pursuant to Section 8, other than the Excluded Liability; and (ii) any liability under clauses (ii) and
(iv) of Section 9.2(a), or any Legal Proceeding relating thereto; (collectively, the "Excluded Claims"), each of which shall be payable without any deductible). If the total amount of such Damages exceeds $400,000, then the Parent Indemnities shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $400,000. Any legal fees incurred in defending any action, claim, or proceeding, brought or threatened by those persons listed on Schedule 9.3 against SRC shall count against the deductible, even though the claim itself is not subject to indemnification. If any Damages are incurred due to a claim as set forth in
Section 9.2(a)(iii), the first $200,000 in Damages shall count against the $400,000 deductible to the extent of any remaining deductible. The Stockholders shall jointly and severally indemnify each of the Parent Indemnitees, pursuant to Section 9.2(a)(iii) to the extent such Damages exceed $200,000 and the extent of the portion of any of the first $200,000 in Damages that cannot be set off against the deductible because of prior claims against the deductible.

                  (b) The  indemnification  liability of Stockholders under this
Section 9 shall not exceed $2,625,000 (excluding any interest payable pursuant to Section 9.8).

         9.4 No Contribution. Each Stockholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against SRC in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

         9.5  Indemnification by Buyer.  Subject to the limitations set forth in
Section 9, the Buyer will indemnify and hold harmless the Stockholders and their heirs, executors and legal representatives from and against (i) any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Buyer in this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement and (ii) any claim by any person who was an employee of SRC on the Closing Date against the Stockholders based solely upon actions taken or not taken by Buyer or SRC following the Closing Date with respect to such person's salary or benefits as an employee at SRC or any affiliated company of Buyer or such person's employment following the Closing Date (so long as any claim is not based upon any promise or commitment for ongoing employment by SRC prior to the Closing Date or its Stockholders), so long as the claim is not based upon a breach of promise disclosed in Section 4.18(o); provided however (i) any claim for indemnity shall be asserted prior to the expiration of the survival period set forth in Section 9.1. Recovery under
Section 9.5 shall be the exclusive remedy under this Agreement for any claim for monetary damages arising out of any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement; unless such breach or default is the result of willful misconduct or fraud on the part of the Buyer.

         9.6 Defense of Third Party Claims. In the event of the occurrence of any event that any party asserts is an indemnifiable event pursuant to this
Section 9, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provide indemnification (the "Indemnifying Party"), specifying in reasonable detail the facts and circumstances with respect to such claim or Legal Proceeding and the basis for which indemnification is available hereunder. If such claim or Legal Proceeding involves the claim of any third party, the Indemnifying Party shall have the right to control the defense or settlement (using counsel reasonably acceptable to the Indemnified Party); provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such Legal Proceeding at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such Legal Proceeding if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, and (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, with respect to the defense or settlement of any claim or Legal Proceeding to the extent such claim or Legal Proceeding seeks an order, injunction or other equitable relief or a declaration against the Indemnified Party which, if successful, would materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or SRC or to the extent that such claim or Legal Proceeding is also brought against the Indemnifying Party and the Indemnifying Party and the Indemnified Party have conflicting interests in the claim or Legal Proceeding, including different defenses, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 9.6. Notwithstanding anything to the contrary in the foregoing, in no event shall the Stockholders, their heirs, executors or legal representatives be entitled to control the defense of any Legal Proceeding against the Parent Indemnitees involving the claim of any Governmental Body with which any of the Parent Indemnitees are conducting business at the time such Legal Proceeding is brought; provided, however, that the Stockholders shall be entitled, at their own expense, to participate (in a non-leading role) in such Legal Proceedings.

         9.7 Definitions. For the purposes of this Section 9, the following definitions shall apply:

                  (a) "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees, consulting fees and accounting fees), charge, cost (including costs of investigation) or expense of any nature, regardless of whether in the case of a third party claim, the claim has any merit so long as the Indemnified Party pursuing such third party claim in good faith, net of the amount of any Damages recovered from any insurance policies (less any increase in premiums or deductibles resulting from cancellation or non-renewal of such policy due to the claim experience or any increases in premiums or deductibles on such policy resulting from the claim experience). Any Indemnified Party shall act in good faith and in a commercially reasonable manner to minimize that amount of any Damages it may otherwise suffer (other than pursuant to any third party claim covered by Section 9.6) to the extent such minimization is within its actual control and will not materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

                  (b) "Parent Indemnitees" shall mean the following:  (a) Buyer;
(b) Buyer's current and future affiliates (including Parent and SRC); (c) the respective Representatives of the persons or entities referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the persons or entities referred to in clauses "(a)," "(b)" and "(c)" above; provided, however, that the Stockholders shall not be deemed to be "Parent Indemnitees."

                  (c) "Legal  Proceeding"  shall mean any action,  claim,  suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

                  (d)   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accountants, advisors and representatives.

         9.8 Interest. Parent Indemnitee shall be entitled to receive interest on any Damages incurred by Parent Indemnitee that are indemnifiable under this Agreement from the date such Damages were incurred by Parent Indemnitee at a rate of seven percent (7%) per annum.

         9.9 Recovery of Damages from Notes. Any Parent Indemnitee that has suffered, incurred or otherwise become subject to any Damages subject to indemnification in accordance with the provisions of this Section 9, including the limitations on indemnification set forth in Section 9.3, shall be entitled to offset the aggregate amount of such Damages plus interest thereon computed as set forth in Section 9.8 through an offset pro rata against principal payable on all of the Notes (to the extent that Damages are offset first against principal of the Notes, and then against any accrued and unpaid interest); provided that the Parent Indemnitees comply with the following procedure:

                  (a) Prior to any offset, the Parent Indemnitee shall deliver to the Stockholders' Agent a Claim Notice that shall: (i) state that Parent Indemnitees has suffered or incurred Damages or reasonably believes in good faith it will prospectively incur Damages, (ii) specify the amount of such Damages and the date on which such Damages were suffered or incurred or are expected to be incurred and (iii) specify in reasonable detail the facts alleged as the basis for such Damages and the section or sections of this Agreement or other document the violation or breach of which is alleged to have resulted in or given rise to such Damages.

                  (b) If the Parent Indemnitee delivers a Claim Notice to the Stockholders' Agent and the Stockholders' Agent agrees with the Claim or fails to respond within 30 calendar days commencing on the delivery of the Claim Notice, then Buyer may offset the claim against the Notes.

                  (c) If, during the 30 day period commencing on the date of delivery of a Claim Notice, Buyer shall have received a written notice from or on behalf of the Stockholders' Agent stating that the Stockholders in good faith dispute the claim asserted in such Claim Notice, then Buyer shall not make any offset against the Notes until: (i) Buyer and the Stockholders' Agent agree in writing on the amount of Damages to be offset, or (ii) the disputed claim is resolved through a final arbitration in accordance with this Agreement.

         9.10 Stockholders' Agent. The Stockholders hereby irrevocably appoint Samir A. Desai as their agent for purposes of this Section 9 (the "Stockholders' Agent"), and Samir A. Desai hereby accepts his appointment as the Stockholders' Agent. Buyer shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Stockholders' Agent, as fully binding upon such Stockholder. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Stockholders, then the Stockholders shall, within ten (10) business days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Buyer of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of this Section 9. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Stockholders. The Stockholders' Agent shall be entitled to make such decisions as may be necessary under this Agreement without consulting with any other Stockholder and shall incur no liability and shall be indemnified, protected and held harmless by all such Stockholders (but not by SRC or Buyer) from any and all liability, loss, cost, claim, expense or liability (other than such liability as he may have as a Stockholder under this Agreement) for any action taken by the Stockholders' Agent in good faith in the exercise of his business judgment.

     10. Miscellaneous.

         10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.2 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Buyer and its Representatives with respect to the SRC's business (and the furnishing of information to Buyer and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated herein. SRC shall accrue all fees, costs or expenses incurred by SRC in connection with this Agreement, except to the extent any such fees have been paid at or before the Closing. Any
Stockholder who retains counsel or advisors (other than counsel to SRC) to advise or represent such Stockholder in connection with such transaction shall be responsible for paying such fees and shall not seek reimbursement from SRC or Buyer. Notwithstanding anything to the contrary contained in this Section, the Stockholders and Buyer shall each bear and pay 50% of all filing fees required to be paid under the HSR Act, in connection with the transactions contemplated hereby and, in accordance with Section 8.2, Buyer shall pay the fees of Buyer's and SRC's consultants relating to the determination of any built in gains tax or any BIG Tax Benefit, including the cost of any appraisal work commissioned and/or authorized by Buyer.

         10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Buyer:
                                  The Titan Corporation
                                  3033 Science Park Road
                                  San Diego, CA 92121
                                  Attention:  Ira Frazer, Esq., General Counsel
                                  Telephone:      (619) 552-9500
                                  Facsimile:      (619) 597-9055

                  with a copy to:
                                  Barbara L. Borden, Esq.
                                  Cooley Godward llp
                                  4365 Executive Drive, Suite 1100
                                  San Diego, CA  92121-2128
                                  Telephone:      (619) 550-6000
                                  Facsimile:      (619) 453-3555

                  if to SRC:
                                  System Resources Corporation
                                  128 Wheeler Road
                                  Burlington, MA  01803
                                  Attention:  Chief Executive Officer
                                  Telephone:      (781) 270-9228
                                  Facsimile:      (781) 270-5224

                  if to any of the Stockholders:

                                  To the addresses listed on Exhibit A

                  with a copy to:
                                  Mintz, Levin, Cohn, Ferris, Glovsky and
                                  Popco, P.C.
                                  One Financial Center
                                  Boston, MA 02111
                                  Attention:  Neil H. Aronson, Esq.
                                  Telephone:      (617) 542-6000
                                  Facsimile:      (617) 542-2241

         10.5 Time of the Essence. Time is of the essence of this Agreement.

         10.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.7   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the General Corporation Law of the State of Delaware and for all other matters, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

         10.9 Successors and Assigns. This Agreement shall be binding upon: SRC and its successors and assigns (if any); the Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any) and Buyer and its successors and assigns (if any).

         10.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         10.11 Waiver.

                  (a) No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.14 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties hereto and their respective successors and assigns (if any).

         10.15 Entire Agreement. This Agreement and the other agreements referred to herein and the letter agreement dated of even date herewith set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         10.16 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         10.17 Negotiation of Disputes. Except as provided in Sections 2.3(d) and 8.4, if a dispute arises between the parties relating to the interpretation or performance of this Agreement or any other agreement or instrument that is an exhibit to this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty days of a written request by either party to the other, such dispute shall be referred to the Chief Financial Officer of Buyer and the Stockholders' Agent for resolution. Such persons shall hold a meeting to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 10 business days after such meeting, the Chief Financial Officer of Buyer and the Stockholders' Agent have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to arbitration as set forth in Section 10.18 below.

         10.18 Arbitration. Except as provided in Sections 2.3(d) and 8.4, disputes that have not been successfully resolved pursuant to Section 10.17 above shall be submitted to final and binding arbitration under the then current commercial rules and regulations of JAMS Endispute ("JAMS") relating to voluntary arbitration in San Diego, California. The arbitration shall be conducted by three arbitrators, one selected by each party to the arbitration and one selected by arbitrators appointed by the parties. If the arbitrators cannot agree on a third arbitrator, the third arbitrator shall be selected in accordance with the JAMS rules. If a party fails to designate an arbitrator within the time limits set by the JAMS rules, the arbitrator selected by the other party shall be the sole arbitrator. All arbitrators must be knowledgeable in the subject matter at issue in the dispute. Each party shall initially bear its own costs and legal fees associated with such arbitration and the parties shall split the cost of the arbitrators. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrator(s) shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason. The arbitrator(s) shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages in excess of any limitations set forth in this Agreement.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                  [Signature Page to Stock Purchase Agreement]


         In Witness Whereof, the parties hereto have fully executed this Agreement, including Exhibits A through I and the Schedules attached hereto and incorporated herein and made a part hereof, as of the date first written above.


                          Titan Technologies and Information Systems Corporation


                          By:

                          Print Name:
                          Title:



                          System Resources Corporation


                          By:

                          Print Name:
                          Title:



STOCKHOLDERS OF SYSTEM
  RESOURCES CORPORATION:


                          Samir A. Desai


                          The Samir A. Desai 1998 Irrevocable Trust
                          (dated February 2, 1998)


                          By:
                          Print Name:
                          Title:


                                    Exhibit A

                            SCHEDULE OF STOCKHOLDERS



                                Number
                                of Shares
                                Owned by                                                           Stockholder
Stockholder Name                Stockholder (1)          Net Cash               Note               Address
-------------------------       ------------------       -----------------      ---------------    -----------------
Mr. Samir A. Desai              6,615,000               $30,530,768            $1,850,350          62 Davison Drive
                                                                                                   Lincoln, MA  01733

The Samir A. Desai 1998           535,000                $2,469,232              $149,650          c/o Nilima Desai
  Irrevocable Trust                                                                                62 Davison Drive
 (dated February 2, 1998)                                                                          Lincoln, MA  01733

        Totals:             ==================       =================
                                7,150,000               $33,000,000            $2,000,000




1    As of the Closing Date.


                                   Exhibit B
                            Form of Promissory Note

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


                                 PROMISSORY NOTE


$149,650                                                            June 9, 1999
                                                           San Diego, California

         FOR VALUE RECEIVED, TITAN TECHNOLOGIES AND INFORMATION SYSTEMS CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of THE SAMIR A. DESAI 1998 IRREVOCABLE TRUST DATED FEBRUARY 2, 1998 ("Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Forty Nine Thousand Six Hundred Fifty Dollars ($149,650.00) (the "Loan") together with accrued and unpaid interest thereon, payable on the date and in the manner set forth below.

         This Promissory Note is one of the Notes referred to in and is executed and delivered in connection with that certain Stock Purchase Agreement dated June 9, 1999, by and among Borrower, Holder, the other stockholders of System Resources Corporation, a Delaware corporation ("System Resources Corporation") (as the same may from time to time be amended, modified or supplemented, the "Stock Purchase Agreement") and System Resources Corporation. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Stock Purchase Agreement.

1. Repayment. The outstanding principal amount of the Loan and all accrued and unpaid interest thereon shall be due and payable on June 9, 2000 or upon acceleration of the Note in accordance with the terms hereof ("Maturity Date"). The principal amount of this Note is subject to further adjustment as set forth in Section 2.3 of the Stock Purchase Agreement.

2. Interest Rate. Borrower further promises to pay interest on the outstanding principal amount hereof (as adjusted in accordance with the Stock Purchase Agreement) from the date hereof until payment in full, which interest shall be payable at the rate of seven percent (7%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3. Place of Payment. All amounts payable hereunder shall be payable by delivery of a check to the Stockholders' Agent under the Stock Purchase Agreement.

4. Application of Payments. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5. Offset. Borrower shall be entitled to offset certain uncollected accounts receivable against the principal balance of the Note in accordance with Section 2.4 of the Stock Purchase Agreement and Borrower and any Titan Indemnitees (as defined in the Stock Purchase Agreement) shall be entitled to offset Damages against the outstanding principal balance of the Note in accordance with the offset procedures set forth in the Stock Purchase Agreement.

6. Default. The following shall constitute a default under this Note (a "Default"): (i) Borrower's failure to pay in full the amount due under this Note, including any accrued and unpaid interest, on the date the same becomes due and payable or within five (5) calendar days thereafter; (ii) the making of an assignment by Borrower for the benefit of creditors or the application or consent by Borrower to the appointment of a trustee or receiver for its property; (iii) the appointment of a trustee or receiver for Borrower, which trustee or receiver is not discharged within sixty (60) days after such appointment; or (iv) the institution of bankruptcy, reorganization, insolvency or similar proceedings by or against Borrower, which if instituted against it, is consented to or not dismissed within sixty (60) days after such institution. Upon the occurrence of Borrower's Default, all unpaid principal and accrued interest shall, at the option of Holder, be accelerated and become due and payable in full.

7. Prepayment. Borrower may prepay this Promissory Note at any time either in whole or in part without penalty.

8. Waiver; Payment of Fees and Expenses. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

9. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower. This Note is not a negotiable instrument and Holder shall not be entitled to assign the Note, except for estate or tax planning purposes, without the prior written consent of Borrower and in the case of any assignment, including an assignment for estate or tax planning purposes, the agreement by the assignee to become subject to the terms of this Note, the offset provisions referenced herein and the offset provisions referenced in the Stock Purchase Agreement.

11. Guaranty. This Note is guaranteed by The Titan Corporation pursuant to a Guaranty dated of even date hereof.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

BORROWER:                 TITAN TECHNOLOGIES AND INFORMATION SYSTEMS CORPORATION



                          By:

                          Print Name:

                          Title:










                      [SIGNATURE PAGE TO PROMISSORY NOTE]

                                    Exhibit C
                               FORM OF GUARANTEE

                                    GUARANTEE


         As an inducement to and in consideration of SAMIR A. DESAI AND THE SAMIR A. DESAI 1998 IRREVOCABLE TRUST dated February 2, 1998 (each a "Creditor", and collectively the "Creditors") granting credit under that certain Promissory Note of even date herewith (the "Note") to TITAN TECHNOLOGIES AND INFORMATION SYSTEMS CORPORATION, a Delaware corporation ("Debtor") of which the undersigned, THE TITAN CORPORATION, a Delaware corporation ("Guarantor"), is the sole stockholder, Guarantor, intending to be legally and equitably bound, does hereby unconditionally and irrevocably guarantee to the Creditors, their respective successors and assigns, prompt and full payment of all indebtedness of Debtor to the Creditors (the "Guarantied Indebtedness") resulting from the Note arising out of the purchase of capital stock of System Resources Corporation pursuant to that certain Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement") by and among System Resources Corporation, the Creditors and Debtor, regardless of any invalidity, irregularity, unenforceability or lack of genuineness of any document creating the Guarantied Indebtedness.

         The liability of Guarantor shall be absolute and unconditional, and its obligations hereunder shall not in any way be diminished, limited or otherwise affected by (1) the liquidation or dissolution of Debtor; (2) any adverse change in the condition (financial or otherwise) of Debtor; (3) the discharge or release of Debtor for any reason, including, without limitation, as a result of bankruptcy, receivership or similar proceedings; or (4) any waiver or indulgence granted by the Creditors in the exercise of any of its rights and remedies against or in respect of any failure in the performance by Debtor.

         Guarantor hereby expressly waives notices of creation, advance, increase, existence, extension, renewal, modification or assignment of, and of any indulgence with respect to, the Guarantied Indebtedness. Guarantor hereby expressly waives presentment, demand, notice of nonpayment, dishonor and protest, notice of the amount of the Guarantied Indebtedness outstanding at any time, notice of any change in financial condition of any person liable on the Guarantied Indebtedness or any part thereof, all other notices respecting the Guarantied Indebtedness and diligence and promptness in bringing suit against Debtor on the Guarantied Indebtedness, or any part thereof. The maturity of the Guarantied Indebtedness and any part thereof may be accelerated, increased, extended or renewed one or more times by the Creditors in their discretion, without notice to Guarantor. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances.

         Guarantor hereby expressly waives any and all rights of subrogation, reimbursement, indemnification, exoneration, contribution or any other claim which Guarantor may now or hereafter have against Debtor or any other person directly or contingently liable for the Guarantied Indebtedness, or against or with respect to Debtor's property (including without limitation any property now or hereafter securing the Guarantied Indebtedness), arising from the existence or performance of this Guarantee. If Guarantor receives any amount in violation of this paragraph and its obligations hereunder, whether matured or unmatured, are not paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, the Creditors, and shall forthwith be paid to the Creditors to be credited and applied to such obligations.

         The Creditors are not required to seek collection or take any action against Debtor as a condition to the Guarantor's liability and obligation under this Guarantee, and the Creditors need not institute suit or exhaust their remedies against, any security deposit or collateral or any other guarantee prior to enforcing this Guarantee against the Guarantor.

         In the event that the Creditors are forced to retain attorneys, collection agencies or other outside parties, to effect collection pursuant to this Guarantee, Guarantor agrees to be liable, in addition to the Guarantied Indebtedness, for the payment of reasonable attorneys' fees, collection fees and all other costs incurred in effecting such collection.

         Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and is entitled to carry on its respective business as now being conducted by it and to own, lease or operate its respective properties as and in the places where such business is now conducted and properties are now owned, leased or operated. Guarantor is qualified or licensed to do business in all jurisdictions in which the nature of its business or properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business assets or financial condition of Guarantor.

         Guarantor has all requisite legal and corporate power and authority to enter into this Guarantee and to carry out and perform all of its obligations under the terms of this Guarantee. All corporate action on the part of Guarantor and all action on the part of its officers and directors necessary for the authorization, execution and delivery of this Guarantee by Guarantor and for the performance of Guarantor's obligations hereunder and thereunder has been taken, and this Guarantee, when duly executed and delivered, shall constitute the valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

         The execution and delivery of this Guarantee by Guarantor does not, and the performance and consummation by Guarantor of its obligations hereunder will not result in any conflict with, breach or violation of provisions of Guarantor's Certificate of Incorporation or Bylaws, any statute, rule, regulation, judicial or governmental decree, order or judgment or any material credit agreement, to which Guarantor is a party or to which Guarantor's assets are subject and does not require any consent, approval, authorization or permit of or filing with or notification to any governmental body or require any consent or approval of any third party relating to any material credit agreement of Guarantor.

         This Guarantee shall be governed by, and construed in accordance with, the laws of the State of California. Guarantor irrevocably consents to the jurisdiction of any state or federal court located in the state of California and agrees that venue shall be laid in San Diego County, California.

         IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the 9th day of June, 1999.

                                                          THE TITAN CORPORATION
                                                          ("Guarantor")



                                                          By:
                                                          Print Name:
                                                          Title:


CREDITORS hereby accept
this Guarantee from Guarantor:




SAMIR A. DESAI

THE SAMIR A. DESAI 1998 IRREVOCABLE TRUST
DATED FEBRUARY 2, 1998

By:
Print Name:
Title:





                         [SIGNATURE PAGE TO GUARANTEE]

                                    Exhibit D

                                 FORM OF RELEASE

                                 GENERAL RELEASE


         THIS GENERAL RELEASE ("General Release") is being executed and delivered as of June 9, 1999, on behalf of the STOCKHOLDERS of System Resources Corporation (the "Stockholders," as set forth on Exhibit A) (all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") to and in favor of, and for the benefit of, SYSTEM RESOURCES CORPORATION, a Delaware corporation ("SRC") and the other Releasees (as defined in Section 2).

                                    RECITALS

         A. The Releasors have entered into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") with SRC and Titan Technologies and Information Systems Corporation, a Delaware corporation ("Buyer"), relating to the sale of all of the outstanding stock of SRC.

         B. Buyer has required, as a condition to consummating the transactions contemplated by the Stock Purchase Agreement, that the Releasors execute and deliver this General Release.

         C. All capitalized terms shall have the meanings set forth herein or in the Stock Purchase Agreement.

                                    AGREEMENT

         For other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:

1. RELEASE. Each Releasor, for itself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

2.       DEFINITIONS.

                  (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate, including, without limitation, all of the general and limited partners and other beneficiaries of the Releasors as of the date of this Agreement; (ii) such Releasor's past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

                  (b) The term "Releasees" shall mean and include: (i) SRC; (ii) each of the direct and indirect subsidiaries of SRC; (iii) each other affiliate of SRC; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iii)" of this sentence, other than the Releasors.

                  (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a Releasor, director, officer or employee of SRC or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

                  (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release excluding only (i) such Releasor's rights, if any, under the Stock Purchase Agreement, Note, Guaranty, Non-Competition Agreement, and/or Consulting Agreement; (ii) such Releasor's rights, if any, to receive normal salary and benefits as employees of SRC, or as consultants to SRC or Buyer, as well as all accrued benefits (provided that such accrued benefits have been accrued on Duke's Unaudited Interim Balance Sheet (as defined in the Stock Purchase Agreement) and
         (iii) rights as lessors under those leases described in Section 3.2(n) of the Stock Purchase Agreement, other than claims for past due lease payments or defaults existing as of the date of this General Release.

3. CIVIL CODE ss.1542. Each Releasor (a) represents, warrants and acknowledges that such Releasor has beeN fully advised by his attorney of the contents of
Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

4. REPRESENTATIONS AND WARRANTIES. Each Releasor represents and warrants that:

                  (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

                  (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

                  (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

                  (d) to the best of such Releasor's knowledge, no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

                  (e) this General Release has been duly and validly executed and delivered by such Releasor;

                  (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

                  (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

                  (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

                  (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

5.       MISCELLANEOUS.

                  (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

                  (b) If any  provision of this  General  Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

                  (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

                  (d)  This   General   Release   may  be  executed  in  several
         counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                  (e) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

                  (f) If any action or proceeding for the enforcement of any provision hereof is initiated by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

                  (g) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.

                  (h) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (i) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

                  (j) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."



                      [THIS SPACE INTENTIONALY LEFT BLANK]

         IN WITNESS WHEREOF, the Releasors have caused this General Release to be executed as of the date first above written.


STOCKHOLDERS:



                                       SAMIR A. DESAI




                                       THE  SAMIR  A.  DESAI  1998   IRREVOCABLE
                                       TRUST  DATED FEBRUARY 2, 1998


                                       By:
                                       Print Name:
                                       Its:










                       [SIGNATURE PAGE TO GENERAL RELEASE]

                                    EXHIBIT A

                            SCHEDULE OF STOCKHOLDERS


Samir A. Desai
The Samir A. Desai 1998 Irrevocable Trust
         Dated February 2, 1998

                                    Exhibit E

                        OPINION OF STOCKHOLDERS' COUNSEL

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300                                  www.mintz.com
Fax: 202/434-7400

                                            June 9, 1999


Titan Technologies and
  Information Systems Corporation
3033 Science Park Road
San Diego, Calif. 92121-1199

                  Re:       System Resources Corporation

Ladies and Gentlemen:

         We have acted as special counsel to System Resources Corporation, a Delaware corporation ("SRC"), and the Stockholders of SRC ("Stockholders"), in connection with the Stock Purchase Agreement dated as of June 9, 1999 (the "Agreement") by and among SRC, Titan Technologies and Information Systems Corporation (the "Buyer"), and the Stockholders.

         This opinion is delivered to you pursuant to Section 3.2 of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined such documents and records of SRC, certificates of public officials and other documents, and (iii) received such information from officers or representatives of SRC as we have deemed necessary or appropriate for the purposes of this opinion. We call your attention to the fact that we have not represented SRC on a day-to-day basis with respect to various contract and other matters. Specifically, we advise you that SRC has relied on the advice of McKenna & Cuneo, LLP with respect to certain matters. Accordingly, there may exist matters of a legal nature with respect to which we have not been consulted or engaged.

         We  have  examined  the  following   documents  and  instruments   (the
"Transaction Documents"):

         (a)      An executed copy of the Agreement;

         (b) The form of Guaranty by The Titan Corporation (the "Parent") to the Stockholders attached as an exhibit to the Agreement;

         (c) The form of Promissory Note issued by the Buyer attached as an exhibit to the Agreement;

         (d) The form of General Release attached as an exhibit to the Agreement;

         (e) The form of Consulting Agreement with Samir A. Desai executed in connection with the Agreement; and

         (f) The form of Noncompetition and Confidentiality Agreement attached as an exhibit to the Agreement.

         We have also reviewed SRC's Certificate of Incorporation, as amended (the "Certificate"), and By-laws (the "By-laws"); and a certificate of legal existence and good standing with respect to SRC issued by the Delaware Secretary of State dated May 11, 1999, and certificates of qualification to conduct business set forth on Schedule "A" attached hereto.

         We have assumed, without independently verifying such assumptions, the genuineness of the signatures on all of the documents examined by us, the authenticity of all documents furnished for our examination as originals, and the conformity to original documents of all documents furnished to us as copies, including documents transmitted by telecopier.

         In rendering our opinion, we have assumed that the Buyer and Parent have the power and authority and have taken the action necessary to execute and deliver the relevant Transaction Documents; that no consent, approval, authorization, declaration, registration or filing by or with any governmental agency, authority, commission, board or bureau is required for such execution and delivery by the Buyer and Parent in connection with the consummation by such party of the transactions contemplated by the Transaction Documents other than a filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and such other consents as have been obtained by the Buyer and Parent prior to the date hereof; and that the Transaction Documents have been duly executed and delivered by the Buyer and the Parent and constitute the legal, valid, binding and enforceable obligations of the Buyer and the Parent.

         In rendering this opinion as to factual matters, we have relied upon the accuracy of statements made to us by officers and directors of SRC (including for this purpose representations and warranties of SRC made in the Agreement), and our review of such other documents and certificates of officers or directors of SRC or of public officials as we have deemed necessary for the purpose of giving this opinion. We have assumed that, as of the date hereof, there have been no changes in respect of the matters set forth in such certificates. We have not made any other independent factual investigation with respect to the matters discussed herein. Further, we have not made any other independent review or investigation of instruments, orders, judgments, or decrees by which SRC or its properties may be bound, nor have we made any independent investigations of proceedings, if any, pending or threatened against SRC.

         When an opinion set forth is given to "our knowledge", or with reference to matters "of which we are aware" or "which are known to us", or words of similar import, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion. In connection with the opinion expressed in Paragraphs 1 and 2 as to valid existence, corporate good standing and qualification to conduct business, we have relied solely on legal existence and good standing certificates relating to SRC as referenced above.

         The opinions hereinafter expressed are subject to the following qualifications:

         a. the application and effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent or preferential transfer or conveyance or other similar statutes, rules, regulations, court decisions or other laws relating to or affecting the enforcement of creditors' rights and remedies;

         b. the unavailability or limitations on the availability of a particular right or remedy provided to the Buyer in the Transaction Documents, whether in a proceeding in equity or at law, as a result of the application of the principles of equity, as the availability of equitable rights and remedies is subject to and within the sole discretion of the court in which any proceeding for enforcement may be brought; and

         c. the fact that provisions relating to indemnification, release or waiver (including, without limitation, the waiver of certain defenses, the waiver of stay and extension laws and other exemption and redemption rights) contained in the Transaction Documents may be limited (i) by applicable laws, statutes or the policies underlying such laws or statutes or (ii) by applicable laws rendering unenforceable, in whole or in part, (a) the release of a party from, the waiver of rights against a party for, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances or (b) any waiver or release contrary to public policy.

         Based upon and subject to the foregoing limitations and qualifications and those set forth below, we are of the opinion that:

         1. SRC has been duly incorporated and is a validly existing corporation in corporate good standing under the laws of the state of Delaware. SRC has no subsidiaries.

         2. SRC has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States listed on Schedule "A" attached hereto. To our knowledge, except for the jurisdictions listed on Schedule "A," there is no other jurisdiction in which the ownership of SRC's property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on SRC's assets, financial condition or operations (a "Material Adverse Effect").

         3. The Stock Purchase Agreement has been duly authorized, executed and delivered by SRC and has been duly executed and delivered by the Stockholders and constitutes a valid and binding agreement of SRC and the Stockholders, respectively, enforceable against SRC and the Stockholders in accordance with its terms.

         4. Immediately prior to the Closing, the authorized capital stock of SRC consisted of Fifteen Million (15,000,000) shares of Common Stock, no par value, of which Seven Million One Hundred Fifty Thousand (7,150,000) shares of Common Stock are and will be, immediately prior to the Closing, issued and outstanding. The Shares have been duly authorized, validly issued, fully paid and nonassessable. To the best of our knowledge, there are no outstanding subscriptions, options, warrants, rights to convert, capital stock equivalents, stock appreciation rights or other rights to purchase or otherwise acquire any of SRC's capital stock or other securities, or rights under phantom stock plans or similar plans or arrangements.

         5. Upon delivery of the Shares to the Buyer and the payment of the Purchase Price for the Shares by the Buyer to the Stockholders in accordance with the terms of the Agreement, the Buyer will be the owner of all of the Shares, free and clear of any adverse claim.

         6. There are no stock transfer taxes due and imposed upon transfer of the Shares by the Stockholders to the Buyer.

         7. The execution and delivery of the Stock Purchase Agreement by SRC and the Stockholders and the consummation of the transactions contemplated thereby do not violate any provision of SRC's Certificate of Incorporation or its Bylaws, do not constitute a default under the provisions of any material agreement known to us to which the Stockholders (in their capacity as stockholders) are a party or by which the Stockholders are bound (in their capacity as stockholders) and, do not violate or contravene (a), to our knowledge, any governmental statute, rule or regulation applicable to the Stockholders or SRC, or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Stockholders or SRC and of which we are aware, the violation or contravention of which would have a Material Adverse Effect.

         8. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Stockholders or SRC before any court or administrative agency that questions the validity of the Stock Purchase Agreement or that would result, either individually or in the aggregate, in any Material Adverse Effect.

         9. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Stockholders or SRC of the transactions contemplated by the Agreements have been made or obtained.

         We are counsel admitted to practice in the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction, other than the federal law of the United States of America and the General Corporation Law of the State of Delaware and the laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the qualification of the Note or the Guaranty under the securities or "blue sky" laws of any state or foreign jurisdiction, nor is any opinion expressed herein with respect to antitrust laws. We call your attention specifically to the fact that we are not admitted to practice in the State of Delaware. We have based our opinion with respect to Delaware law on our examination of appropriate certificates from officers or officials of the State of Delaware, and of applicable statutory provisions of Delaware corporate law, as set forth in unofficial compilations, and have made no investigation of regulations, rules or cases interpreting or applying those statutory provisions. This opinion is limited to the present laws and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or the present laws of Massachusetts or Delaware, be changed by legislative action, judicial decision, or otherwise. Further, we express no opinion with respect to any government authority, license or permit that may be required in connection with the operation of SRC after the date of this opinion. We express no opinion as to the applicability or effect of laws relating to choice-of-law or conflict-of-law matters.

         We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may be inferred herefrom. The opinions expressed above are given as of the date hereof, and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein.

         This opinion is furnished for the benefit of and may be relied upon only by the Buyer. This opinion may not be relied upon by any other entity or Person without, in each instance, obtaining our prior written consent.

                                                       Very truly yours,




                                                       MINTZ LEVIN COHN, FERRIS,
                                                       GLOVSKY and POPEO, P.C.

                                    Exhibit F

                           OPINION OF BUYER'S COUNSEL

Cooley Godward LLP             ATTORNEYS AT LAW




June 9, 1999


                                                               Barbara L. Borden
                                                                    619 550-6064
                                                               borden@cooley.com

To the Stockholders of
System Resources Corporation listed on
the Attached Schedule A

Dear Ladies and Gentlemen:

We have acted as counsel for The Titan Corporation, a Delaware corporation ("Titan"), and Titan Technologies and Information Systems Corporation, a Delaware corporation ("Titan Technologies") and wholly-owned subsidiary of Titan, in connection with the purchase of all the outstanding shares of System Resources Corporation, a Delaware corporation ("SRC"), pursuant to a Stock Purchase Agreement dated June 9, 1999, by and among Titan Technologies, SRC and the stockholders of SRC (the "Purchase Agreement"). We are rendering this opinion pursuant to Section 3.2(g) of the Purchase Agreement. Capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement or Guarantee (as defined below).

In  connection  with  this  opinion,  we  have  examined  and  relied  upon  the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement, the Guarantee dated June 9, 1999 (the "Guarantee") by Titan, as guarantor, in favor of the former stockholders of SRC, as secured parties, the Noncompetition Agreement by and among Titan Technologies, SRC and the stockholders of SRC (the "Noncompetition Agreement") and the Promissory Notes dated June 9, 1999, in the aggregate principal amount of $2,000,000 issued by Titan Technologies pursuant to the Purchase Agreement (the "Notes") (the Purchase Agreement, Noncompetition Agreement and Notes are
collectively referred to herein as the "Agreements"), and originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by Titan Technologies of the Agreements and by Titan of the Guarantee) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to execute and deliver such documents; that Titan and Titan Technologies have received all documents that they were to receive under the Agreements; that the Agreements are binding upon the parties thereto other than Titan Technologies; that the Guarantee is binding upon the parties thereto other than Titan; that the Creditors are relying on the Guarantee and would not grant credit under the related Promissory Notes in the absence of the Guarantee; that Titan and Titan Technologies have filed any required state franchise or income tax returns and have paid any required state franchise or income taxes; and that there are no extrinsic agreements or understandings among any of the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion in paragraph 3, below, is subject to and limited by the qualification that, if Titan is deemed to be liable as a principal on the Notes, it is likely that it will also be entitled to the rights and defenses otherwise available to a principal with respect to the Notes.

We express no opinion with respect to the effect of (a) any modification to or amendment of the Guarantied Indebtedness of Titan Technologies without Titan's consent which materially increases such Guarantied Indebtedness; or (b) any election of remedies by the Creditors following the failure to timely pay the Guarantied Indebtedness or any other action by the Creditors that materially prejudices Titan, if, in any such instance, such election or action occurs without notice to Titan and without granting Titan an opportunity to cure any default by Titan Technologies.

With regard to our opinion in paragraph 4 below with respect to any material agreement known to us, we have relied solely upon (i) inquiries of officers of Titan Technologies, (ii) a list supplied to us by Titan Technologies, a copy of which is attached hereto as Exhibit A, of material agreements to which Titan Technologies is a party, or by which it is bound, as the date hereof and (iii) an examination of the items of the aforementioned list; we have made no further investigations.

We have assumed that the Creditors will act in accordance with applicable law, and, to the extent required by such applicable law, the Creditors will act fairly, in good faith and in a commercially reasonable and prudent manner in exercising its rights.

We express no opinion regarding any law or governmental rule or regulation regarding maximum allowable interest rates.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion: (i) as to compliance with, or the effects upon obligations arising under the Agreements of, any law, rule or regulation relating to securities or to the sale or issuance thereof; (ii) as to compliance with, or the effects upon obligations arising under the Agreements of, any law, rule or regulation relating to antitrust, trade regulation or unfair competition; or (iii) except as expressly set forth below, as to the enforceability of any of the agreements attached as exhibits to the Purchase Agreement.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. Each of Titan and Titan Technologies is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. Titan Technologies has the requisite corporate power and authority to perform its obligations under the Agreements. Titan has the requisite corporate power and authority to perform its obligations under the Guarantee. The execution, delivery and performance of the Agreements by Titan Technologies have been duly authorized by all necessary action on the part of Titan Technologies' board of directors. The execution, delivery and performance of the Guarantee by Titan have been duly authorized by all necessary action on the part of Titan's board of directors. The Agreements have been duly and validly executed and delivered by Titan Technologies. The Guarantee has been duly and validly executed and delivered by Titan.

     3. The Agreements constitute the legal, valid and binding obligations of Titan Technologies, enforceable against Titan Technologies in accordance with their terms, except as may be limited by, and subject to (a) general equity principles and to limitations on the availability of equitable relief, including specific performance; (b) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, receivership, suretyship, dissolution, moratorium, receivership or other similar laws relating to or affecting the rights of creditors generally, including but not limited to those affecting the rights of secured creditors; (c) limitations on a borrower's or guarantor's ability to waive rights or benefits given by statute or otherwise, including, without limitation, rights and benefits belonging to the primary obligor, whether or not such primary obligor has itself waived such rights or benefits;
(d) limitations on the right of a lender to impose added charges for late payments or defaults by the borrower, where it is determined that such charges bear no reasonable relation to the damage suffered by the lender as a result of such late payments or defaults or where the requirements of California Civil Code Section 2954.5 are not met; (e) limitations on the enforceability of a clause prohibiting or restricting prepayment of indebtedness or imposing prepayment charges; (f) the effect of California Civil Code Section 1717 on the recovery of attorneys' fees in contract actions; (g) limitations on the ability of a secured creditor to enter, take possession of, or deal as owner with respect to the collateral without judicial authorization; (h) limitations imposed by California law on the appointment of receivers; (i) the effect of California Civil Code Section 3433; (j) fraudulent conveyance laws; (k)
limitations created by or arising under statute or case law on the enforceability of certain covenants and agreements where (1) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor, including the acceleration of indebtedness due under debt instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor or (2) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing; (l) limitations imposed by public policy on indemnification; (m) applicable laws limiting rights to indemnity; (n) defenses available to guarantors generally;
(o) limitations on corporate distributions imposed by Sections 500 et. seq. of the General Corporation Law of the State of California; and (o) any other limitations which, in the event of a default by Titan Technologies in its obligations under the Agreements or a default by Titan in its obligations under the Guarantee, would act as a limitation on the rights of lender, each in accordance with California law ("Enforceability Exceptions"). The Guarantee constitutes the legal, valid and binding obligations of Titan, enforceable against Titan in accordance with its terms, except as may be limited by, and subject to the Enforceability Exceptions.

     4. The execution and delivery of the Purchase Agreement by Titan Technologies and the consummation of the transactions contemplated thereby do not violate any provision of Titan Technologies' Certificate of Incorporation or its Bylaws, do not constitute a default under the provisions of any material agreement known to us to which Titan Technologies is a party or by which Titan Technologies is bound and, do not violate or contravene (a) any governmental statute, rule or regulation applicable to Titan Technologies, or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against Titan Technologies and of which we are aware, the violation or contravention of which would have a material adverse effect on the assets, financial condition or operations (a "Material Adverse Effect") of Titan Technologies.

     5. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against Titan Technologies or Titan before any court or administrative agency that questions the validity of the Purchase Agreement or the Guarantee or that might result, either individually or in the aggregate, in any Material Adverse Effect on Titan Technologies and Titan, taken as a whole.

     6. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory or governmental body in the United States required for the consummation by Titan Technologies and Titan of the transactions contemplated by the Agreements have been made or obtained.

This opinion letter and the opinions expressed herein are intended for your benefit and are not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP


Barbara L. Borden

                                    Exhibit G

                        FORM OF NONCOMPETITION AGREEMENT

                            NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT (this "Agreement") is made as of June 9th, 1999, by and among TITAN TECHNOLOGIES AND INFORMATION SYSTEMS CORPORATION Delaware corporation ("Buyer"), SYSTEM RESOURCES CORPORATION (the "Company") and SAMIR A. DESAI residing at 62 Davison Drive, Lincoln, Massachusetts 01733 ("Seller").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from Seller all of the outstanding shares (the "Shares") of common stock, par value $.01 per share, of the Company owned by Seller pursuant to the terms and conditions of a Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement").

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS.

                  Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2.       ACKNOWLEDGMENTS BY SELLER.

                  Seller acknowledges that (a) Seller has occupied a position of trust and confidence with the Company prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Company and any other information, however documented, of the Company that is a trade secret within the meaning of the Uniform Trade Secret Act as adopted in Massachusetts, and further provided that any such Confidential Information under this Section 2(a) shall not include any information that is generally known within Duke's industry or which becomes known to the public through no fault of Seller; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Company is national in scope, (c) its services are marketed throughout the United States, (d) the Company competes with other businesses that are or could be located in any part of the United States, (e) Buyer has required that Seller make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Buyer's purchase of the Shares owned by Seller and (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Company's business, and (g) the Company would be irreparably damaged if Seller were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.       CONFIDENTIAL INFORMATION.

                  Seller acknowledges and agrees that all Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of the Company. Therefore, Seller agrees that Seller will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Seller has such information in Seller's memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller's fault or the fault of any other Person bound by a duty of confidentiality to Buyer or the Company. Seller agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that Seller may then possess or have under Seller's control. Notwithstanding the foregoing, Seller may retain copies of financial information necessary for the purpose of filing income tax returns or substantiating prior income tax returns filed on behalf of Seller.

4.       NONCOMPETITION.

                  As an inducement for Buyer to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Stock Purchase Agreement, Seller agrees that:

                  (a) For a period of two years after the Closing:

                          (i) Seller will not, directly or indirectly, engage or
invest in,  own,  manage,  operate,  finance,  control,  or  participate  in the ownership,  management,  operation,  financing  or control of, be  employed  by, associated with, or in any manner connected with, lend Seller's name or any similar name to, lend Seller's credit to, or render services or advice to, any business whose activities directly compete in whole or in part with the activities of the Company in the government sector, whether federal, state, municipal or otherwise, or with existing commercial customers by providing the services historically provided by the Company to such customers, as of the date of this Agreement, anywhere within the United States; provided, however, that Seller may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

                          (ii) Seller will not,  directly or indirectly,  either
for himself or any other Person, (A) induce or attempt to induce any employee of the Company to leave the employ of the Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company who is employed by Buyer, Buyer's Parent or the Company at the time of contact by Seller for such employment or other engagement, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company.

                          (iii) Seller will not, directly or indirectly,  either
for himself or any other Person, solicit the business of any Person known to Seller to be a customer of the Company for the purpose of engaging in any business with respect to any program in which the Company has contracts or has submitted bids as of the date of this Agreement, and any new defense or government programs that require the same or similar services as are provided by the Company on the date of this Agreement, anywhere in the United States whether or not Seller had personal contact with such Person;

                  (b) In the event of a breach by Seller of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

                  (c) Seller will, for a period of two years after the Closing, within ten days after accepting any employment, advise Buyer of the identity of any employer of Seller. Buyer or the Company may serve notice upon each such employer that Seller is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

5.       REMEDIES.

                  If Seller breaches the covenants set forth in Sections 3 or 4 of this Agreement, Buyer and the Company will be entitled to the following remedies:

                  (a) Damages from Seller; and

                  (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Buyer and the Company and would be an inadequate remedy for such breach.

                  (c) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.       SUCCESSORS AND ASSIGNS.

                  This Agreement will be binding upon Buyer, the Company and Seller and will inure to the benefit of Buyer and the Company and their affiliates, successors and assigns and Seller and Seller's assigns, heirs and legal representatives.

7.       WAIVER.

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.       GOVERNING LAW.

                  This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

9.       JURISDICTION; SERVICE OF PROCESS.

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of San Diego, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. In addition, Buyer may, at its option, bring any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement against Seller in the courts of the Commonwealth of Massachusetts, or, if it has or can acquire jurisdiction, in the United States District Court for the Commonwealth of Massachusetts, and Seller hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.      SEVERABILITY.

                  Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

11.      COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.      SECTION HEADINGS, CONSTRUCTION.

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.      NOTICES.

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  if to Buyer:
                             The Titan Corporation
                             3033 Science Park Road
                             San Diego, CA 92121
                             Attention:  Ira Frazer, Esq., General Counsel
                             Telephone:      (619) 552-9500
                             Facsimile:      (619) 597-9055

                  with a copy to:
                             Barbara L. Borden, Esq.
                             Cooley Godward LLP
                             4365 Executive Drive, Suite 1100
                             San Diego, CA  92121-2128
                             Telephone:      (619) 550-6000
                             Facsimile:      (619) 453-3555

                  if to the Company:

                             System Resources Corporation
                             128 Wheeler Road
                             Burlington, MA 01803
                             Attention:  Chief Executive Officer
                             Telephone:      (781) 270-9228
                             Facsimile:      (781) 270-5224

                  if to Seller:

                             Samir A. Desai
                             62 Davison Drive
                             Lincoln, MA  01733

                  with a copy to:
                             Mintz, Levin, Cohn, Ferris, Glovsky and Popco, P.C. One Financial Center
                             Boston, MA 02111
                             Attention:  Neil H. Aronson, Esq.
                             Telephone:      (617) 542-6000
                             Facsimile:      (617) 542-2241

14.      ENTIRE AGREEMENT.

                  This Agreement, the Stock Purchase Agreement and the exhibits attached thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as an instrument under seal as of the date first above written.


BUYER:                                        TITAN TECHNOLOGIES AND INFORMATION
                                              SYSTEMS CORPORATION



                                              By:
                                              Print Name:
                                              Title:



SELLER:

                                              SAMIR A. DESAI



COMPANY:                                      SYSTEM RESOURCES CORPORATION



                                              By:
                                              Print Name:
                                              Title:






                  [Signature Page to Noncompetition Agreement]

                                    Exhibit H

                            SCHEDULE OF KEY EMPLOYEES

                                    Exhibit I

                                LEASE AMENDMENTS

                          LEASE MODIFICATION AGREEMENT


         THIS LEASE MODIFICATION AGREEMENT ("Amendment") dated June ____, 1999, by and between MNM SERVICES, Inc., a Massachusetts corporation ("Lessor") and SYSTEM RESOURCES CORPORATION, a Delaware corporation ("Lessee") (collectively, the "Parties").

                                   WITNESSETH

         WHEREAS, the parties entered into a Lease Agreement dated May 31, 1996 (the "Lease") for those certain premises designated in said lease consisting of Unit 409 at 1805 Crystal Drive located in Arlington, Virginia (hereinafter referred to as the "Lease");

         WHEREAS, the Parties acknowledge that Lessee will become the wholly owned subsidiary of Titan Technologies and Information Systems Corporation ("Buyer") in connection with a Stock Purchase Agreement dated June ___, 1999 (the "Agreement") by and among Buyer, Lessee, and the stockholders of Lessee, as defined in the Agreement; and

         WHEREAS, Lessor and Lessee mutually intend and desire to amend the Lease on and subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. The following new Section 16 of the Lease is hereby added to the Lease:

                  16.      Assignment.

                  The Lessee shall not assign or sublet the whole or any part of the leased premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor may withhold its consent if in its reasonable discretion the proposed assignee is not creditworthy and Lessor is being asked to release the Lessee from all further liability under the Lease. Lessee shall remain liable to Lessor for the payment of rent and for the full performance of the covenants and conditions of this Lease regardless in the event of any subletting of the premises by Lessee unless Lessor agrees in writing to release Lessee in order to trigger a release of funds under Section 2 of the Indemnity Side Letter of even date attached hereto as Exhibit A ("Exhibit A"). Lessor may not condition its consent to any assignment or sublease on the payment of any fees or upon any modifications to the Lease.

2. The following new Section 17 is hereby added to the Lease:

                  17.      Termination Option.

                           Lessor shall have the right to  terminate  this Lease
                  by giving Lessee six (6) months written notice to Lessee of Lessor's intent to terminate the Lease ("Lessor Termination Option"). Notwithstanding the foregoing, if the Lessee has sublet any portion of the premises, or has assigned its interest in the Lease in each instance in accordance with the provisions of Section 1 of this Amendment, the Lessor shall not have the right to exercise the Lessor Termination Option as to any assigned or sublet premises. Lessor retains the right to exercise the Lessor Termination Option prior to the approval or acceptance of any proposed sublease or assignment.

                           The  Lessee  shall have the right to  terminate  this
                  Lease by giving four (4) months written notice to Lessor of Lessee's intent to terminate the Lease ("Lessee Termination Option"); provided, however, that Lessee shall have the right to exercise the Lessee Termination Option only if either of the conditions set forth in the first two sentences of Section 4(c) of Exhibit A occurs.

3. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Agreement and the Lease.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Lease Modification Agreement as an instrument under seal as of the date first above written.


LESSOR:                                      SAMIR A. DESAI


                                             -----------------------------------



LESEE:                                       SYSTEM RESOURCES CORPORATION,
                                             a Delaware corporation



                                             By:

                                             Print Name:

                                             Title:

                          LEASE MODIFICATION AGREEMENT


         THIS LEASE MODIFICATION AGREEMENT ("Amendment") dated June ____, 1999, by and between MNM SERVICES, Inc., a Massachusetts corporation ("Lessor") and SYSTEM RESOURCES CORPORATION, a Delaware corporation ("Lessee") (collectively, the "Parties").

                                   WITNESSETH

         WHEREAS, the parties entered into a Lease Agreement dated July 16, 1996 (the "Lease") for those certain premises designated in said lease consisting of Unit 317C at the Hilton Head Island Beach & Tennis Resort located in Hilton Head, South Carolina (hereinafter referred to as the "Lease");

         WHEREAS, the Parties acknowledge that Lessee will become the wholly owned subsidiary of Titan Technologies and Information Systems Corporation ("Buyer") in connection with a Stock Purchase Agreement dated June ___, 1999 (the "Agreement") by and among Buyer, Lessee, and the stockholders of Lessee, as defined in the Agreement; and

         WHEREAS, Lessor and Lessee mutually intend and desire to amend the Lease on and subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. The following new Section 16 of the Lease is hereby added to the Lease:

                  16.      Assignment.

                  The Lessee shall not assign or sublet the whole or any part of the leased premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor may withhold its consent if in its reasonable discretion the proposed assignee is not creditworthy and Lessor is being asked to release the Lessee from all further liability under the Lease. Lessee shall remain liable to Lessor for the payment of rent and for the full performance of the covenants and conditions of this Lease regardless in the event of any subletting of the premises by Lessee unless Lessor agrees in writing to release Lessee in order to trigger a release of funds under Section 2 of the Indemnity Side Letter of even date attached hereto as Exhibit A ("Exhibit A"). Lessor may not condition its consent to any assignment or sublease on the payment of any fees or upon any modifications to the Lease.

2. The following new Section 17 is hereby added to the Lease:

                  17.      Termination Option.

                           Lessor shall have the right to  terminate  this Lease
                  by giving Lessee six (6) months written notice to Lessee of Lessor's intent to terminate the Lease ("Lessor Termination Option"). Notwithstanding the foregoing, if the Lessee has sublet any portion of the premises, or has assigned its interest in the Lease in each instance in accordance with the provisions of Section 1 of this Amendment, the Lessor shall not have the right to exercise the Lessor Termination Option as to any assigned or sublet premises. Lessor retains the right to exercise the Lessor Termination Option prior to the approval or acceptance of any proposed sublease or assignment.

                           The  Lessee  shall have the right to  terminate  this
                  Lease by giving four (4) months written notice to Lessor of Lessee's intent to terminate the Lease ("Lessee Termination Option"); provided, however, that Lessee shall have the right to exercise the Lessee Termination Option only if either of the conditions set forth in the first two sentences of Section 4(c) of Exhibit A occurs.

3. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Agreement and the Lease.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Lease Modification Agreement as an instrument under seal as of the date first above written.


LESSOR:                                      SAMIR A. DESAI


                                             -----------------------------------




LESEE:                                       SYSTEM RESOURCES CORPORATION,
                                             a Delaware corporation



                                             By:

                                             Print Name:

                                             Title:

                          LEASE MODIFICATION AGREEMENT
                                      NO. 2


         THIS LEASE MODIFICATION AGREEMENT NO. 2 ("Second Amendment") dated June ____, 1999, by and between MNM SERVICES, INC., a Massachusetts corporation ("Lessor") and SYSTEM RESOURCES CORPORATION, a Delaware corporation ("Lessee") (collectively, the "Parties").

                                   WITNESSETH

         WHEREAS, the parties entered into a Lease Agreement dated October 1, 1996 (the "Lease") for those certain premises designated in said lease consisting of 4,182 square feet on the first floor within 128 Wheeler Road located in Burlington, Massachusetts (hereinafter referred to as the "Lease");

         WHEREAS, the Parties acknowledge that Lessee will become the wholly owned subsidiary of Titan Technologies and Information Systems Corporation ("Buyer") in connection with a Stock Purchase Agreement dated June ___, 1999 (the "Agreement") by and among Buyer, Lessee, and the stockholders of Lessee, as defined in the Agreement; and

         WHEREAS, Lessor and Lessee mutually intend and desire to amend the Lease on and subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. Section 13 of the Lease ("Assignment"), shall be deleted in its entirety and replaced with the following language:

                  The Lessee shall not assign or sublet the whole or any part of the leased premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor may withhold its consent if in its reasonable discretion the proposed assignee is not creditworthy and Lessor is being asked to release the Lessee from all further liability under the Lease. Lessee shall remain liable to Lessor for the payment of rent and for the full performance of the covenants and conditions of this Lease regardless in the event of any subletting of the premises by Lessee unless Lessor agrees in writing to release Lessee in order to trigger a release of funds under Section 2 of the Indemnity Side Letter of even date attached hereto as Exhibit A ("Exhibit A"). Lessor may not condition its consent to any assignment or sublease on the payment of any fees or upon any modifications to the Lease.

     2. The following new Section 35 is hereby added to the Lease and Section 35 is renumbered as Section 36:

                  35.      Termination Option.

                           Lessor shall have the right to  terminate  this Lease
                  by giving Lessee six (6) months written notice to Lessee of Lessor's intent to terminate the Lease ("Lessor Termination Option"). Notwithstanding the foregoing, if the Lessee has sublet any portion of the premises, or has assigned its interest in the Lease in each instance in accordance with the provisions of Section 1 of this Second Amendment, the Lessor shall not have the right to exercise the Lessor Termination Option as to any assigned or sublet premises. Lessor retains the right to exercise the Lessor Termination Option prior to the approval or acceptance of any proposed sublease or assignment.

                           The  Lessee  shall have the right to  terminate  this
                  Lease by giving four (4) months written notice to Lessor of Lessee's intent to terminate the Lease ("Lessee Termination Option"); provided, however, that Lessee shall have the right to exercise the Lessee Termination Option only if either of the conditions set forth in the first two sentences of Section 4(c) of Exhibit A occurs.

     3. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Agreement and the Lease.



                      [THIS SPACE INTENTIONALY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Lease Modification Agreement No. 2 as an instrument under seal as of the date first above written.


LESSOR:                                      MNM SERVICES, INC.,
                                             a Massachusetts corporation



                                             By:

                                             Print Name:

                                             Title:



LESEE:                                       SYSTEM RESOURCES CORPORATION,
                                             a Delaware corporation



                                             By:

                                             Print Name:

                                             Title:

                          LEASE MODIFICATION AGREEMENT
                                      NO. 2


         THIS LEASE MODIFICATION AGREEMENT NO. 2 ("Second Amendment") dated June ____, 1999, by and between MNM SERVICES, INC., a Massachusetts corporation ("Lessor") and SYSTEM RESOURCES CORPORATION, a Delaware corporation ("Lessee") (collectively, the "Parties").

                                   WITNESSETH

         WHEREAS, the parties entered into a Lease Agreement dated October 1, 1996 (the "Lease") for those certain premises designated in said lease consisting of 5,286 square feet on the first floor within 128 Wheeler Road located in Burlington, Massachusetts (hereinafter referred to as the "Lease");

         WHEREAS, the Parties acknowledge that Lessee will become the wholly owned subsidiary of Titan Technologies and Information Systems Corporation ("Buyer") in connection with a Stock Purchase Agreement dated June ___, 1999 (the "Agreement") by and among Buyer, Lessee, and the stockholders of Lessee, as defined in the Agreement; and

         WHEREAS, Lessor and Lessee mutually intend and desire to amend the Lease on and subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. Section 13 of the Lease ("Assignment"), shall be deleted in its entirety and replaced with the following language:

                  The Lessee shall not assign or sublet the whole or any part of the leased premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor may withhold its consent if in its reasonable discretion the proposed assignee is not creditworthy and Lessor is being asked to release the Lessee from all further liability under the Lease. Lessee shall remain liable to Lessor for the payment of rent and for the full performance of the covenants and conditions of this Lease regardless in the event of any subletting of the premises by Lessee unless Lessor agrees in writing to release Lessee in order to trigger a release of funds under Section 2 of the Indemnity Side Letter of even date attached hereto as Exhibit A ("Exhibit A"). Lessor may not condition its consent to any assignment or sublease on the payment of any fees or upon any modifications to the Lease.

     2. The following new Section 35 is hereby added to the Lease and Section 35 is renumbered as Section 36:

                  35.      Termination Option.

                           Lessor shall have the right to  terminate  this Lease
                  by giving Lessee six (6) months written notice to Lessee of Lessor's intent to terminate the Lease ("Lessor Termination Option"). Notwithstanding the foregoing, if the Lessee has sublet any portion of the premises, or has assigned its interest in the Lease in each instance in accordance with the provisions of Section 1 of this Second Amendment, the Lessor shall not have the right to exercise the Lessor Termination Option as to any assigned or sublet premises. Lessor retains the right to exercise the Lessor Termination Option prior to the approval or acceptance of any proposed sublease or assignment.

                           The  Lessee  shall have the right to  terminate  this
                  Lease by giving four (4) months written notice to Lessor of Lessee's intent to terminate the Lease ("Lessee Termination Option"); provided, however, that Lessee shall have the right to exercise the Lessee Termination Option only if either of the conditions set forth in the first two sentences of Section 4(c) of Exhibit A occurs.

     3. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Agreement and the Lease.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Lease Modification Agreement No. 2 as an instrument under seal as of the date first above written.


LESSOR:                                      MNM SERVICES, INC.,
                                             a Massachusetts corporation



                                             By:

                                             Print Name:

                                             Title:



LESEE:                                       SYSTEM RESOURCES CORPORATION,
                                             a Delaware corporation



                                             By:

                                             Print Name:

                                             Title:

                          LEASE MODIFICATION AGREEMENT
                                      NO. 2


         THIS LEASE MODIFICATION AGREEMENT NO. 2 ("Second Amendment") dated June ____, 1999, by and between MNM SERVICES, INC., a Massachusetts corporation ("Lessor") and SYSTEM RESOURCES CORPORATION, a Delaware corporation ("Lessee") (collectively, the "Parties").

                                   WITNESSETH

         WHEREAS, the parties entered into a Lease Agreement dated October 1, 1996 (the "Lease") for those certain premises designated in said lease consisting of 12,663 square feet on the second floor within 128 Wheeler Road located in Burlington, Massachusetts (hereinafter referred to as the "Lease");

         WHEREAS, the Parties acknowledge that Lessee will become the wholly owned subsidiary of Titan Technologies and Information Systems Corporation ("Buyer") in connection with a Stock Purchase Agreement dated June ___, 1999 (the "Agreement") by and among Buyer, Lessee, and the stockholders of Lessee, as defined in the Agreement; and

         WHEREAS, Lessor and Lessee mutually intend and desire to amend the Lease on and subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. Section 13 of the Lease ("Assignment"), shall be deleted in its entirety and replaced with the following language:

                  The Lessee shall not assign or sublet the whole or any part of the leased premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor may withhold its consent if in its reasonable discretion the proposed assignee is not creditworthy and Lessor is being asked to release the Lessee from all further liability under the Lease. Lessee shall remain liable to Lessor for the payment of rent and for the full performance of the covenants and conditions of this Lease regardless in the event of any subletting of the premises by Lessee unless Lessor agrees in writing to release Lessee in order to trigger a release of funds under Section 2 of the Indemnity Side Letter of even date attached hereto as Exhibit A ("Exhibit A"). Lessor may not condition its consent to any assignment or sublease on the payment of any fees or upon any modifications to the Lease.

     2. The following new Section 35 is hereby added to the Lease and Section 35 is renumbered Section 36:

                  35.      Termination Option.

                           Lessor shall have the right to  terminate  this Lease
                  by giving Lessee six (6) months written notice to Lessee of Lessor's intent to terminate the Lease ("Lessor Termination Option"). Notwithstanding the foregoing, if the Lessee has sublet any portion of the premises, or has assigned its interest in the Lease in each instance in accordance with the provisions of Section 1 of this Second Amendment, the Lessor shall not have the right to exercise the Lessor Termination Option as to any assigned or sublet premises. Lessor retains the right to exercise the Lessor Termination Option prior to the approval or acceptance of any proposed sublease or assignment.

                           The  Lessee  shall have the right to  terminate  this
                  Lease by giving four (4) months written notice to Lessor of Lessee's intent to terminate the Lease ("Lessee Termination Option"); provided, however, that Lessee shall have the right to exercise the Lessee Termination Option only if either of the conditions set forth in the first two sentences of Section 4(c) of Exhibit A occurs.

     3. As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Agreement and the Lease.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Lease Modification Agreement No. 2 as an instrument under seal as of the date first above written.


LESSOR:                                      MNM SERVICES, INC.,
                                             a Massachusetts corporation



                                             By:

                                             Print Name:

                                             Title:



LESEE:                                       SYSTEM RESOURCES CORPORATION,
                                             a Delaware corporation



                                             By:

                                             Print Name:

                                             Title:

                            STOCK PURCHASE AGREEMENT

                                      among

             TITAN TECHNOLOGIES AND INFORMATION SYSTEMS CORPORATION,

                          SYSTEM RESOURCES CORPORATION

                                       and

                               THE STOCKHOLDERS OF
                          SYSTEM RESOURCES CORPORATION



                                  June 9, 1999

                                Table Of Contents

                                                                                                               Page

1.       Purchase and Sale of Stock...............................................................................1

2.       Purchase Price...........................................................................................1

         2.1      Purchase Price..................................................................................1

         2.2      Allocation of Purchase Price....................................................................2

         2.3      Adjustments to Purchase Price...................................................................2

         2.4      Offsets to Notes................................................................................5

         2.5      Excess Accounts Receivable......................................................................5

3.       The Closing; Delivery....................................................................................6

         3.1      The Closing.....................................................................................6

         3.2      Delivery and Satisfaction of Conditions at Closing..............................................6

4.       Representations and Warranties of SRC....................................................................7

         4.1      Organization and Standing.......................................................................7

         4.2      No Subsidiaries.................................................................................7

         4.3      Authorization...................................................................................7

         4.4      Title to Stock; Encumbrances....................................................................8

         4.5      No Breach, Etc..................................................................................8

         4.6      Capitalization..................................................................................8

         4.7      Taxes...........................................................................................9

         4.8      Financial Statements...........................................................................10

         4.9      No Undisclosed Liabilities.....................................................................10

         4.10     Absence of Certain Changes.....................................................................10

         4.11     Title to Assets................................................................................12

         4.12     Bank Accounts; Receivables.....................................................................12

         4.13     Equipment......................................................................................12

         4.14     Litigation, Etc................................................................................12

         4.15     Intellectual Property..........................................................................13

         4.16     Contracts......................................................................................13

         4.17     Security Matters...............................................................................18

         4.18     Employee and Labor Matters; Benefit Plans......................................................18

         4.19     Compliance with Laws...........................................................................21

         4.20     Governmental Authorizations....................................................................21

         4.21     Related Persons................................................................................21

         4.22     Insurance......................................................................................22

         4.23     Real Property; Owned or Leased.................................................................22

         4.24     Environmental Matters..........................................................................22

         4.25     Corporate Records..............................................................................23

         4.26     Full Disclosure................................................................................23

         4.27     Brokers........................................................................................23

         4.28     Disallowable Expense Items.....................................................................23

         4.29     Year 2000 Compliance...........................................................................24

         4.30     Certain Definitions............................................................................24

5.       Representations and Warranties of the Stockholders......................................................25

         5.1      Title to Stock; Encumbrances...................................................................25

6.       Representations and Warranties of Buyer.................................................................25

         6.1      Organization and Standing......................................................................25

         6.2      Corporate Power; Authorization.................................................................25

         6.3      Brokers........................................................................................26

         6.4      Consents.......................................................................................26

         6.5      Litigation, Etc................................................................................26

7.       Additional Covenants of the Parties.....................................................................26

         7.1      Filings and Consents...........................................................................26

         7.2      Public Announcements...........................................................................27

         7.3      Best Efforts...................................................................................27

         7.4      Noncompetition Agreement.......................................................................27

         7.5      Release........................................................................................27

         7.6      Stock Options..................................................................................27

         7.7      401(k) Plan....................................................................................27

8.       Additional Agreements...................................................................................27

         8.1      Payment of Taxes...............................................................................27

         8.2      Tax Election...................................................................................28

         8.3      Tax Allocations................................................................................28

         8.4      Tax Matters....................................................................................29

9.       Indemnification.........................................................................................29

         9.1      Survival of Representations, Etc...............................................................29

         9.2      Indemnification by Stockholders................................................................30

         9.3      Threshold; Ceiling.............................................................................31

         9.4      No Contribution................................................................................31

         9.5      Indemnification by Buyer.......................................................................31

         9.6      Defense of Third Party Claims..................................................................32

         9.7      Definitions....................................................................................32

         9.8      Interest.......................................................................................33

         9.9      Recovery of Damages from Notes.................................................................33

         9.10     Stockholders' Agent............................................................................34

10.      Miscellaneous...........................................................................................34

         10.1     Further Assurances.............................................................................34

         10.2     Fees and Expenses..............................................................................34

         10.3     Attorneys' Fees................................................................................35

         10.4     Notices........................................................................................35

         10.5     Time of the Essence............................................................................36

         10.6     Headings.......................................................................................36

         10.7     Counterparts...................................................................................36

         10.8     Governing Law..................................................................................36

         10.9     Successors and Assigns.........................................................................36

         10.10    Remedies Cumulative; Specific Performance......................................................36

         10.11    Waiver.........................................................................................37

         10.12    Amendments.....................................................................................37

         10.13    Severability...................................................................................37

         10.14    Parties in Interest............................................................................37

         10.15    Entire Agreement...............................................................................37

         10.16    Construction...................................................................................37

         10.17    Negotiation of Disputes........................................................................38

         10.18    Arbitration....................................................................................38

Exhibits

Exhibit A      -  Schedule of Stockholders
Exhibit B      -  Form of Promissory Note
Exhibit C      -  Form of Guarantee
Exhibit D      -  Form of Release
Exhibit E      -  Opinion of Stockholders' Counsel
Exhibit F      -  Opinion of Buyer's Counsel
Exhibit G      -  Form of Noncompetition Agreement
Exhibit H      -  Schedule of Key Employees
Exhibit I         Lease Amendments

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